                                                                    EXHIBIT 99.2

                                                                  EXECUTION COPY





                           PERCENTAGE LEASE AGREEMENT

                           DATED AS OF JANUARY 1, 1998

                                 BY AND BETWEEN

                          RED LION INNS OPERATING L.P.

                                    AS LESSOR

                                 AND WESTBOY LLC

                                    AS LESSEE


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                                TABLE OF CONTENTS

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                                                                           Page
PERCENTAGE LEASE AGREEMENT  . . . . . . . . . . . . . . . . . . . . . . . .  (1)

ARTICLE I . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  (1)
     1.1    Leased Property; Transferred Property . . . . . . . . . . . . .  (1)
     1.2    Term; Renewal . . . . . . . . . . . . . . . . . . . . . . . . .  (3)

ARTICLE II  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  (5)

ARTICLE III . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (22)
     3.1    Rent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (22)
     3.2    Payment of Percentage Rent  . . . . . . . . . . . . . . . . . . (24)
     3.3    Confirmation of Percentage Rent . . . . . . . . . . . . . . . . (25)
     3.4    Additional Charges  . . . . . . . . . . . . . . . . . . . . . . (26)
     3.5    Annual Revenue Projections  . . . . . . . . . . . . . . . . . . (27)
     3.6    Annual Capital Expenditures Budget  . . . . . . . . . . . . . . (27)
     3.7    Capital Expenditure Reserves  . . . . . . . . . . . . . . . . . (28)
     3.8    Application of Capital Expenditure Funds  . . . . . . . . . . . (30)
     3.9    Agent Method for Purchases of Capital Expenditures  . . . . . . (31)

ARTICLE IV  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (32)
     4.1    Payment of Taxes and Impositions  . . . . . . . . . . . . . . . (32)
     4.2    Utility Charges . . . . . . . . . . . . . . . . . . . . . . . . (33)
     4.3    Insurance Premiums  . . . . . . . . . . . . . . . . . . . . . . (33)

ARTICLE V . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (34)
     No Termination, Abatement, Etc.  . . . . . . . . . . . . . . . . . . . (34)

ARTICLE VI  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (34)
     6.1    Ownership of the Leased Property  . . . . . . . . . . . . . . . (34)
     6.2    Lessee's Personal Property  . . . . . . . . . . . . . . . . . . (34)
     6.3    Lessor's Lien . . . . . . . . . . . . . . . . . . . . . . . . . (35)

ARTICLE VII . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (36)
     7.1    Condition of the Leased Property  . . . . . . . . . . . . . . . (36)
     7.2    Use of the Leased Property  . . . . . . . . . . . . . . . . . . (36)
     7.3    Lessor to Grant Easements, Etc  . . . . . . . . . . . . . . . . (38)

ARTICLE VIII  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (39)
     8.1    Compliance with Legal, Insurance Requirements,
             Lessor's Insurance and Tax Obligations,
             Lessee's Net Worth Obligation   . . . . . . . . . . . . . . .  (39)
     8.2    Legal Requirements Covenants  . . . . . . . . . . . . . . . . . (39)
     8.3    Environmental Covenants . . . . . . . . . . . . . . . . . . . . (40)
     8.4    Net Worth Representations/Covenants . . . . . . . . . . . . . . (42)

ARTICLE IX  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (43)
     9.1    Maintenance and Repair  . . . . . . . . . . . . . . . . . . . . (43)
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     9.2    Encroachments, Restrictions, Etc  . . . . . . . . . . . . . . . (44)

ARTICLE X . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (45)
     10.1  Alterations  . . . . . . . . . . . . . . . . . . . . . . . . . . (45)
     10.2  Salvage  . . . . . . . . . . . . . . . . . . . . . . . . . . . . (46)
     10.3  Joint Use Agreements   . . . . . . . . . . . . . . . . . . . . . (46)

ARTICLE XI  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (46)
     Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (46)

ARTICLE XII . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (47)
     Permitted Contests   . . . . . . . . . . . . . . . . . . . . . . . . . (47)

ARTICLE XIII  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (48)
     13.1  General Insurance Requirements   . . . . . . . . . . . . . . . . (48)
     13.2  Parties Insured, Amount of Coverage, Etc.  . . . . . . . . . . . (50)
     13.3  Evidence of Insurance, Etc.  . . . . . . . . . . . . . . . . . . (50)
     13.4  Reports by Lessee  . . . . . . . . . . . . . . . . . . . . . . . (51)
     13.5  Review of Limits   . . . . . . . . . . . . . . . . . . . . . . . (51)
     13.6  Limitation on Scope of Services  . . . . . . . . . . . . . . . . (51)

ARTICLE XIV . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (52)
     14.1  Insurance Proceeds   . . . . . . . . . . . . . . . . . . . . . . (52)
     14.2  Reconstruction in the Event of Damage or
             Destruction Covered by Insurance  . . . . . . . . . . . . . . .(52)
     14.3  Reconstruction in the Event of Damage or
             Destruction Not Covered by Insurance  . . . . . . . . . . . . .(53)
     14.4  Lessee's Personal Property   . . . . . . . . . . . . . . . . . . (53)
     14.5  Abatement of Rent  . . . . . . . . . . . . . . . . . . . . . . . (54)
     14.6  Commencement and Completion of Casualty Restoration  . . . . . . (54)
     14.7  Waiver   . . . . . . . . . . . . . . . . . . . . . . . . . . . . (54)

ARTICLE XV  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (54)
     15.1  Parties' Rights and Obligations  . . . . . . . . . . . . . . . . (54)
     15.2  Permanent Taking   . . . . . . . . . . . . . . . . . . . . . . . (54)
     15.3  Taking for Temporary Use   . . . . . . . . . . . . . . . . . . . (55)

ARTICLE XVI . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (56)
     16.1  Events of Default  . . . . . . . . . . . . . . . . . . . . . . . (56)
     16.2  Remedies   . . . . . . . . . . . . . . . . . . . . . . . . . . . (58)
     16.3  Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (62)
     16.4  Application of Funds   . . . . . . . . . . . . . . . . . . . . . (62)
     16.5  Surrender  . . . . . . . . . . . . . . . . . . . . . . . . . . . (62)

ARTICLE XVII  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (63)
     Exculpation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (63)

ARTICLE XVIII . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (63)
     18.1  Certain Covenants to Protect REIT and MLP Status   . . . . . . . (63)
     18.2  Sublease Lessee Limitation   . . . . . . . . . . . . . . . . . . (64)
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     18.3  Lessee Ownership Limitation  . . . . . . . . . . . . . . . . . . (64)

ARTICLE XIX . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (64)
     Holding Over   . . . . . . . . . . . . . . . . . . . . . . . . . . . . (64)

ARTICLE XX  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (65)
     Risk of Loss   . . . . . . . . . . . . . . . . . . . . . . . . . . . . (65)

ARTICLE XXI . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (65)
     Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . (65)

ARTICLE XXII  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (66)
     22.1  Subletting and Assignment  . . . . . . . . . . . . . . . . . . . (66)
     22.2  Attornment   . . . . . . . . . . . . . . . . . . . . . . . . . . (67)
     22.3  Management Agreement   . . . . . . . . . . . . . . . . . . . . . (67)

ARTICLE XXIII . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (68)
     23.1  Officers' Certificates; Financial Statements;
            Lessor's Estoppel Certificates and Covenants  . . . . . . . . . (68)
     23.2  Lessee's Financial Covenants   . . . . . . . . . . . . . . . . . (69)

ARTICLE XXIV  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (69)
     Books and Records; Lessor's Right to Inspect   . . . . . . . . . . . . (69)

ARTICLE XXV . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (70)
     No Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (70)

ARTICLE XXVI  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (70)
     Remedies Cumulative  . . . . . . . . . . . . . . . . . . . . . . . . . (70)

ARTICLE XXVII . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (70)
     Acceptance of Surrender  . . . . . . . . . . . . . . . . . . . . . . . (70)

ARTICLE XXVIII  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (70)
     No Merger of Title   . . . . . . . . . . . . . . . . . . . . . . . . . (70)

ARTICLE XXIX  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (71)
     Intentionally Omitted  . . . . . . . . . . . . . . . . . . . . . . . . (71)

ARTICLE XXX . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (71)
     Quiet Enjoyment  . . . . . . . . . . . . . . . . . . . . . . . . . . . (71)

ARTICLE XXXI  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (71)
     Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (71)

ARTICLE XXXII . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (72)
     32.1  Authorization to Mortgage Hotels   . . . . . . . . . . . . . . . (72)
     32.2  Lessee's Right to Cure   . . . . . . . . . . . . . . . . . . . . (75)
     32.3  Breach by Lessor   . . . . . . . . . . . . . . . . . . . . . . . (75)
     32.4  Lessee's Cooperation   . . . . . . . . . . . . . . . . . . . . . (75)
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ARTICLE XXXIII  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .(76)
     33.1  Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . .(76)
     33.2  Transition Procedures  . . . . . . . . . . . . . . . . . . . . .(76)
     33.3  Change of Franchise  . . . . . . . . . . . . . . . . . . . . . .(77)
     33.4  Waiver of Presentment, Etc.  . . . . . . . . . . . . . . . . . .(77)

ARTICLE XXXIV . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .(78)
     Memorandum of Lease  . . . . . . . . . . . . . . . . . . . . . . . . .(78)

ARTICLE XXXV  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .(78)
     35.1   Springfield Ground Lease Premises . . . . . . . . . . . . . . .(78)
     35.2   Termination of Sublease of Springfield Leased Land  . . . . . .(79)

ARTICLE XXXVI . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .(79)
            Lessor's Option to Terminate Lease with
              Respect to Hotel upon Sale of a Facility   . . . . . . . . . (79)

EXHIBIT A                 List of Hotels
EXHIBIT B                 Legal Description of the Land
EXHIBIT C                 All Space Leases
EXHIBIT D                 Initial FF&E
EXHIBIT E                 Description of Each Facility
EXHIBIT F                 Capital Expenditures
EXHIBIT G                 Ground Leases

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                           PERCENTAGE LEASE AGREEMENT


         THIS PERCENTAGE LEASE AGREEMENT (this "Lease"), made as of the 1st day of January, 1998, by and between Red Lion Inns Operating L.P., a Delaware limited partnership ("Lessor"), and Westboy LLC, an Ohio limited liability company ("Lessee"), provides as follows:


                                R E C I T A L S:

                 A. Lessor is the owner and/or ground lessee of the "Leased Property" (as hereinafter defined), which property is commonly known as the hotels listed on Exhibit A, as may be amended from time to time (each, a "Hotel" and collectively, the "Hotels").

                 B. Lessee desires to lease the Leased Property, to operate as hotel facilities.

         NOW, THEREFORE, Lessor, in consideration of the payment of rent by Lessee to Lessor, the covenants and agreements to be performed by Lessee, and upon the terms and conditions hereinafter stated, does hereby rent and lease unto Lessee, and Lessee does hereby rent and lease from Lessor, the Leased
Property.


                                    ARTICLE I

         1.1 Leased Property; Transferred Property. (a) Subject to the provisions of Article XXXV, the "Leased Property" is comprised of Lessor's interest in the following:

                 (i) the land described in Exhibit B attached hereto and incorporated herein by reference (the "Land");

                 (ii) all buildings, structures and other improvements of every kind including, but not limited to, alleyways and connecting tunnels, sidewalks, utility pipes, conduits and lines (on-site and off-site), parking areas and roadways appurtenant to such buildings, structures and other improvements presently situated upon the Land (collectively, the "Leased
Improvements"), including the Facilities;

                 (iii) all easements, rights and appurtenances relating to the Land and to the Leased Improvements;

                 (iv) all equipment, machinery, fixtures, and other items of property required or incidental to the use of the


                                      -1-


Leased Improvements as a hotel, including all components thereof, now and hereafter permanently affixed to or incorporated in the Leased Improvements, including, without limitation, all furnaces, boilers, heaters, electrical equipment, heating, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air-cooling and air-conditioning systems and apparatus, sprinkler systems and fire and theft protection equipment, all of which to the greatest extent permitted by law are hereby deemed by the parties hereto to constitute real estate, together with all replacements, modifications, alterations and additions thereto (collectively, the "Fixtures");

                 (v) all existing leases of space within the Leased Property (including any security deposits or collateral held by Lessor pursuant thereto), which space leases are listed on Exhibit C attached hereto and incorporated by reference;

                 (vi) all contract rights, trade names, logos and other intangible property of Lessor with respect to the operation of the existing hotel business conducted on the Leased Property; and

                 (vii) the furniture, fixtures and equipment listed or referred to on Exhibit D attached hereto and incorporated by reference.

THE LEASED PROPERTY IS DEMISED IN ITS PRESENT CONDITION WITHOUT REPRESENTATION OR WARRANTY (EXPRESSED OR IMPLIED) BY LESSOR AND SUBJECT TO THE RIGHTS OF PARTIES IN POSSESSION, AND TO THE EXISTING STATE OF TITLE INCLUDING ALL CURRENT AND FUTURE COVENANTS, CONDITIONS, RESTRICTIONS, EASEMENTS, THE GROUND LEASES AND OTHER MATTERS (NOT LIMITED TO ITEMS OF RECORD), INCLUDING ALL APPLICABLE LEGAL REQUIREMENTS, THE LIENS OF FINANCING INSTRUMENTS, MORTGAGES, DEEDS OF TRUST AND SECURITY DEEDS, AND INCLUDING OTHER MATTERS WHICH WOULD BE DISCLOSED BY AN INSPECTION OF THE LEASED PROPERTY OR BY AN ACCURATE SURVEY THEREOF.

                 (b) Simultaneously with the execution of this Lease, Lessor shall sell, convey, transfer, assign and deliver to Lessee, for an amount equal to Lessor's cost, and Lessee shall purchase from Lessor, all right, title and interest of Lessor in and to all Inventory and Operating Supplies (collectively, the "Transferred Property"). Lessor shall execute and deliver such instruments of sale, assignment or transfer, and shall take or cause to be taken such other or further action as Lessee shall reasonably request at any time or from time to time, in order to vest, confirm or evidence in Lessee title to all or part of the Transferred Property intended to be sold, transferred, assigned and delivered to Lessee under this Lease.

                 (c) Effective on not less than 90 days' prior Notice given at any time within 180 days before the expiration of the Term, but not later than 90 days prior to such expiration, or upon such shorter Notice period as shall be appropriate if this Lease is terminated prior to its expiration date, Lessee shall sell, transfer, assign and deliver to Lessor, for an amount equal to Lessee's cost, and Lessor shall purchase from Lessee, all right, title and interest of Lessee in and to the Transferred Property in existence as of the date of such Notice of Termination. Lessee shall execute and deliver such instruments of sale, assignment or transfer, and shall take or cause to be taken such other or further action as Lessee shall reasonably request at any time or from time to time, in order to vest, confirm or evidence in Lessor title to all or part of the Transferred Property intended to be sold, transferred, assigned and delivered to Lessee under this Lease.

         1.2 Term; Renewal. The term of this Lease (the "Term") shall commence on the date hereof (the "Commencement Date") and shall end on the fifth anniversary of the date hereof (the "Initial Term"), unless sooner terminated in accordance with the provisions hereof. If this Lease has not been terminated prior to the expiration of the Initial Term, then, upon the expiration of the Initial Term, subject to the provisions of Article XXXV, Lessee shall have the right to extend the Term of this Lease for twelve additional five year periods (each, an "Additional Term") to follow immediately upon expiration of the Initial Term or an Additional Term, as the case may be. The option for each Additional Term shall be exercised by Lessee's giving written notice to Lessor of Lessee's exercise of such option not less than 270 days prior to the expiration of the Initial Term or an Additional Term, as the case may be. If this Lease is extended, the word "term" as used herein shall mean and refer to each Additional Term for which Lessee's option is exercised and all of the terms, covenants, conditions and provisions of this Lease shall continue in full force and effect during each Additional Term (other than the number of Additional Terms which remain); provided, however, that if Lessor shall, within 30 days after Lessee's exercise of any of its extension options, notify Lessee that in Lessor's good faith judgment the Base Rent and Percentage Rent formulas set forth in this Lease do not substantially reflect the then prevailing rents ("Fair Market REIT Rent") under leases made by REIT's of similar properties, then Lessor and Lessee shall in good faith mutually negotiate an agreement on the Base Rent and such formulas for such Additional Term. If Lessor and Lessee are unable to reach an agreement on the Base

Rent and/or the Percentage Rent formulas within 30 days after the giving of Lessor's notice, then Lessor and Lessee shall each have the right to hire an appraiser with at least five years of relevant experience, and such appraisers shall either agree on the Fair Market REIT Rent or together hire a third appraiser with relevant experience whose decision shall be final. Notwithstanding anything to the contrary herein contained, Lessee's right to extend the Term of this Lease is expressly conditioned upon there being no Event of Default of Lessee either at the time of the giving of Lessee's exercise notice or as of the commencement of the Additional Term in question. Notwithstanding anything in this Lease to the contrary, upon a Disposition, this Lease shall terminate as to the Hotel which is the subject of such Disposition and Lessor and Lessee shall negotiate in good faith the Base Rent and Percentage Rent formulas to be applicable after such Disposition so that they substantially reflect Fair Market REIT Rent. Notwithstanding the foregoing provisions of this Section 1.2, if the transactions contemplated by the Merger Agreement have not been consummated by December 31, 1998 Lessor shall have the right to direct Lessee to assign all of its rights and obligations under this Lease to such person as may be designated by Lessor, effective on the close of business on December 31, 1998, by delivering a written notice (the "Assignment Notice") to Lessee on or before November 1, 1998, indicating that, in the event such transactions have not been consummated, Lessor desires that Lessee effectuate such assignment and the party to whom such rights and obligations are to be assigned. If Lessor shall not have delivered an Assignment Notice on or before November 1, 1998, or if Lessor has delivered such notice but such assignment does not close on December 31, 1998, Lessee shall have the right to terminate this Lease effective on the close of business on December 31, 1998, by delivering a written notice to Lessor on or before November 15, 1998, indicating that, in either such event, Lessee desires to terminate this Lease. In the event that Lessor delivers an Assignment Notice as described herein, (i) such assignment shall be without any representations or warranties by Lessee, (ii) Lessor shall pay all costs associated with such assignment, and (iii) Lessor and Lessee shall cooperate and use their best efforts to effectuate the assignment of this Lease provided for in such notice. If this Lease is assigned as provided for in the Assignment Notice, effective upon the effective date of such assignment, Lessee shall be released of and from any and all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever, in law, admiralty, or equity against the Lessee which the Lessor ever had, now has or hereafter can, shall or





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

may have, for, upon or by reason of any matter, cause or thing whatsoever related to this Lease arising or accruing from and after the effective date of such assignment.

                                   ARTICLE II

         Definitions. For all purposes of this Lease, except as otherwise expressly provided or unless the context otherwise requires, (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular, (b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles as are at the time applicable, (c) all references in this Lease to designated "Articles," "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of this Lease and (d) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Lease as a whole and not to any particular Article, Section or other subdivision:

         Additional Charges.  As defined in Section 3.4.

         Adjusted Gross Operating Profit. The Gross Operating Profit less three percent (3%) of Gross Revenues for FFE Reserves.

         Adjustment Date. January 1, 2003, and each fifth anniversary thereof prior to the expiration or earlier termination of this Lease.

         Affiliate. As used in this Lease, the term "Affiliate" of a Person shall mean (a) any Person that, directly or indirectly, controls or is controlled by or is under common control with such Person, (b) any other Person that owns, beneficially, directly or indirectly, five percent (5%) or more of the outstanding capital stock, shares or equity interests of such Person, or
(c) any officer, director, employee, partner or trustee of such Person or any Person controlling, controlled by or under common control with such Person (excluding trustees and persons serving in similar capacities who are not otherwise an Affiliate of such Person). For the purposes of this definition, "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership of voting securities, partnership interests or other equity interests.

         After Tax Earnings.  As defined in Section 8.4.

         Applicable Laws. All laws, rules, regulations, requirements, orders, notices, determinations and ordinances of any federal, state or municipal authority applicable to the Hotels, including, without limiting the foregoing, the state and local liquor authorities, the Board of Fire Underwriters and the requirements of any insurance companies covering any of the risks against which the Hotels are insured.

         Approved Mortgage. The Existing Mortgages and any other mortgage, lien or encumbrance approved by Lessee pursuant to Section 32.1 of hereunder.

         Approved Mortgagee. The lender making the loan secured by any Approved Mortgage.

         Audited Consolidated Financials. Consolidated Financials audited by a firm of independent certified public accountants acceptable to Lessor in its sole discretion.

         Award. Compensation, sums or anything of value awarded, paid or received on a total or partial Condemnation.

         Base FFE Reserve. An accrual equal to three percent (3%) of Gross Revenues for FFE Reserves.

         Base Rate. The rate of interest announced publicly by National City Bank, in Cleveland, Ohio, or its successor, from time to time, as such bank's base rate. If no such rate is announced or if such rate is discontinued, then such other rate as Lessor may reasonably designate.

         Base Rent.  As defined in Section 3.1(a).

         Business Day. Each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which national banks in the City of Cleveland, Ohio, or in the municipality wherein each Hotel is located, are closed.

         Capex Threshold Amount. An amount, initially, equal to $5,000,000. The Capex Threshold Amount shall be adjusted on each Adjustment Date by the increase, if any, in the Consumer Price Index since the Commencement Date or the immediately preceding Adjustment Date, as the case may be.

         Capital Expenditures.  As defined in Section 3.6.

         Cash Flow Available for Debt Service.      The Adjusted Gross
Operating Profit from operations of the Hotels for the applicable Fiscal Year determined in accordance with the provisions of this Lease less Lessor Tax, Insurance and Cap Ex Obligations.

         Casualty Termination Fee. The product of (A) five (5), and (B) the aggregate amount attributable to each Facility with respect to which Lessor has elected to terminate this Lease of (i) the Incentive Amount for the most recent Fiscal Year and (ii) three percent (3%) of Gross Revenues for FFE Reserves for the most recent Fiscal Year.

         CERCLA. The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

         Code.  The Internal Revenue Code of 1986, as amended.

         Commencement Date.  As defined in Section 1.2.

         Condemnation. A Taking resulting from (1) the exercise of any governmental power, whether by legal proceedings or otherwise, by a Condemnor, and (2) a voluntary sale or transfer by Lessor to any Condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending.

         Condemnor. Any public or quasi-public authority, or private corporation or individual, having the power of Condemnation.

         Consolidated Financials. For any fiscal year (or other period for which such statements are prepared) for Lessee and its consolidated subsidiaries, a statement of financial position as of such fiscal year (or other period) end date and statements of operations, cash flows and retained earnings for the fiscal year (or other period) then ended, all in comparative form, together with notes thereto, prepared in accordance with generally accepted accounting principles.

         Consolidated Net Worth. The sum of consolidated shareholders' equity of Lessee and any consolidated subsidiaries as shown on the most recent Audited Consolidated Financials.

         Consumer Price Index. The "U.S. City Average, All Items" Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics of the United States Department of Labor (Base: 1982-1984=100), or any successor index thereto. If (i) a significant change is made in the number or nature (or both) of items used in determining the Consumer Price Index, or (ii) the Consumer Price Index shall be discontinued for any reason, the Lessor shall request that the Bureau of Labor Statistics furnish a new index comparable to the Consumer Price Index, together with information which will make possible a conversion to the new index in computing the adjusted Base Rent hereunder. If for any reason the Bureau of

Labor Statistics does not furnish an index and such information, the parties will instead mutually select, accept and use such other index or comparable statistic on the cost of living in Seattle, Washington, that is computed and published by an agency of the United States or a responsible financial periodical of recognized authority.


         Date of Taking. The date the Condemnor has the right to possession of the property being condemned.

         Deemed Debt Service. An assumed annual amount that would be payable under a hypothetical loan in the Maximum Principal Amount, bearing interest at an annual rate equal to the then applicable interest rate on the U.S. Treasury issue (primary issue) with a maturity of ten years plus 180 basis points, and having an amortization period of twenty five years.

         Disposition. The Taking of a Hotel, an election by Lessor not to restore a Hotel following a casualty, a sale of a Hotel, an expiration or other termination of a ground lease to Lessor as ground lessee, or any other event which results in a Hotel no longer being available to Lessor to lease to Lessee pursuant to this Lease.

         Environmental Authority. Any federal, state, local or foreign department, agency or other body or component of any Government that administers, oversees or enforces any Environmental Laws.

         Environmental Laws. All federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees, injunctions and duties under the common law relating to occupational health and safety, the protection of human health, and pollution of the indoor and outdoor environment (including without limitation ambient air, surface water, ground water, land surface or subsurface strata), including without limitation laws and regulations relating to emissions, discharges, Releases or threatened Releases of Hazardous Materials or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials. Environmental Laws include, but are not limited to, CERCLA, EPCRA, FIFRA, RCRA, SARA and TSCA.

         Environmental Liability. Any and all obligations to pay the amount of any judgment or settlement, the cost of complying with any settlement, judgment or order for injunctive or other equitable relief, the cost of compliance or corrective action in response to any notice or demand from an Environmental Authority, the amount of any civil penalty or fine or criminal fine, and any court costs and reasonable amounts for attorney's fees, fees for witnesses, consultants and experts, and costs of investigation and preparation for defense of any claim or any Proceeding, regardless of whether such Proceeding is threatened, pending or completed, that may be or have been asserted against or imposed upon Lessor, Lessee, any Predecessor, the Leased Property or any property used therein and arising out of:

                 (a) Failure of Lessee, any Predecessor or the Leased Property to comply at any time with all Environmental Laws;

                 (b) Presence of any Hazardous Materials on, in, under, at or in any way affecting the Leased Property;

                 (c) A Release at any time of any Hazardous Materials on, in, at, under or in any way affecting the Leased Property or any off-site property or facility;

                 (d) Identification of Lessee, or any Predecessor as a potentially responsible party under CERCLA or under any Environmental Law similar to CERCLA;

                 (e) Presence at any time of any above ground and/or underground storage tanks as defined in RCRA or in any applicable Environmental Law on, in, at or under the Leased Property or any off-site property or facility; or

                 (f) Any and all claims for injury or damage to persons or property arising out of exposure to Hazardous Materials originating or located at the Leased Property or resulting from operation thereof.

         EPCRA. The Emergency Planning and Community Right to Know Act, as amended.

         Event of Default.  As defined in Section 16.1.

         Existing Mortgagee. The holders of the secured obligations under the Existing Mortgages.

         Existing Mortgages. The mortgage, deed of trust, security agreement or other encumbrance affecting the Leased Property and existing as of the date of this Lease.

         Facility. Each Hotel and/or other facility offering lodging and other services or amenities being operated or proposed to be operated on the Leased Property which shall be included in the Leased Improvements. Each Facility is more particularly described on Exhibit E, as may be amended from time to time, attached hereto and incorporated by reference.

         Fair Market Value of the Leasehold Estate. An amount equal to the price that a willing buyer not compelled to buy would pay a willing seller not compelled to sell for Lessee's leasehold estate (or portion thereof) under this Lease. In the event Lessor and Lessee are unable to agree upon the Fair Market Value of the Leasehold Estate, it shall be determined by appraisal using the appraisal procedure set forth in Section 1.2.

         FFE Reserve.  As defined in Section 3.7.

         FIFRA. The Federal Insecticide, Fungicide, and Rodenticide Act, as amended.

         Fiscal Year.  The 12-month period from January 1 to December 31.

         Fixtures.  As defined in Section 1.1.

         Food and Beverage Revenues. Gross revenues, receipts and income of any kind (whether on a cash or credit basis) paid, collected or accrued and derived directly or indirectly by Lessee from: (i) the sale, for on-site consumption at the Leased Property or through off-site catering services, of food and nonalcoholic beverages, including sales attributable to guest rooms, banquet rooms, meeting rooms, the restaurant, the lounge, the bar and other similar rooms; (ii) the sale of wine, beer, liquor or other alcoholic beverages, including sales attributable to the restaurant, the bar, the lounge, guest rooms, meeting rooms, banquet rooms, off-site catering or any location at the Leased Property; (iii) cover charges and audio-visual rental charges related to banquet, ballroom or meeting room events; and (iv) banquet and meeting room revenues, including room rental charges from such banquet and meeting rooms. Such revenues shall not include the following:

                 (a)      Room and Other Revenues as defined below;

                 (b) Any gratuities or service charges added to a customer's bill or statement in lieu of a gratuity, which gratuity or charge Lessee is obligated to pay to or which was paid directly to an employee;

                 (c) Customary and reasonable credits, rebates, refunds or negative adjustments to guests;

                 (d) Sales taxes and any additional taxes imposed on the sale of alcoholic beverages;

                 (e) Amounts attributable to customary and reasonable allowances, give-aways and promotions; and

                 (f) Sales transactions related to a lounge provided for the use of guests staying in rooms located on the concierge level of any Facility.

         Furniture, Fixture and Equipment shall mean the furniture, furnishings, fixtures and equipment installed and used in a Hotel, including without limitation all necessary furniture and furnishings for guest rooms, public areas and non-public areas (such as kitchen, laundry and cleaning facilities, rooms for the use of employees, storage areas, front desk and administrative offices), floor and window coverings, decorative light fixtures and equipment, but excluding, however, a Hotel's major mechanical and electrical equipment and systems (for example, the elevators).

         GAAP.  As defined in Section 8.4.

         Gross Operating Profit.   The excess, if any, of Gross Revenues for
FFE Reserves over Operating Expenses.

         Gross Revenues for FFE Reserves. In accordance with the Uniform System, all income and proceeds (whether in cash or on credit, and computed on an accrual basis) received by Lessee or Manager (if any) for the use, occupancy or enjoyment of the Facilities, or any part thereof, or received by Lessee or Manager for the sale of any goods, services or other items sold on or provided from the Hotels' premises in the ordinary course of the Hotels' operation, including without limitation: (i) all income and proceeds received from rental of rooms and commercial and other space within the Hotels including net parking revenue; (ii) all income and proceeds received from food and beverage operations and from catering services conducted from the Hotels even though rendered outside of the Hotels; (iii) all income and proceeds from business interruption, rental interruption and use and occupancy insurance with respect to the operation of the Hotels (after deducting therefrom all necessary costs and expenses incurred in the adjustment or collection thereof); (iv) all awards for condemnation for temporary use (after deducting therefrom all costs incurred in the adjustment or collection thereof); and (v) all income and proceeds from judgments, settlements and other resolutions of disputes with respect to matters which would be includable in "Gross Revenue" if received in the ordinary course of the Hotels' operation (after deducting therefrom all necessary costs and expenses incurred in the adjustment or collection thereof). Such term shall not include: (1) gross receipts received by lessees, licensees or concessionaires of the Hotels; (2) consideration received at the Hotels for hotel accommodations, goods and services to be provided at other hotels, although arranged by, for or on behalf of Lessee or its Manager (if any); (3) income and proceeds from the sale or other disposition of goods, capital assets and other items not in the ordinary course of the Hotels' operation; (4) federal, state and municipal excise, sales and use taxes collected directly from patrons or guests of the Hotels as part of or based on the sales receipts, room, admission, cabaret or equivalent taxes; (5) condemnation awards (except to the extent provided in clause (iv) of this paragraph); (6) bad debt reserves, subject to adjustment; (7) gratuities collected by Hotel employees; (8) the proceeds of any financing; (9) other income or proceeds resulting other than from the use or occupancy of the Hotels, or any part thereof, or other than from the sale of goods, services or other items sold on or provided from the Hotels' premises in the ordinary course of business; and (10) interest and income on any funds standing from time to time in the Hotels' agency or reserve accounts.

         Government. The United States of America, any state, county, municipality, local government, district or territory thereof, any foreign nation, any state, district, department, territory or other political division thereof, or any administrative agency, board, commission, bureau or political subdivision of any of the foregoing.

         Ground Leases. The ground leases listed on Exhibit G attached hereto and made a part hereof.

         Hazardous Materials. All chemicals, pollutants, contaminants, wastes and toxic substances, including without limitation:

                 (a) Solid or hazardous waste, as defined in RCRA or in any Environmental Law;

                 (b) Hazardous substances, as defined in CERCLA or in any Environmental Law;

                 (c) Toxic substances, as defined in TSCA or in any Environmental Law;

                 (d) Insecticides, fungicides, or rodenticides, as defined in FIFRA or in any Environmental Law; and

                 (e) Gasoline or any other petroleum product or byproduct, polychlorinated biphenols, asbestos, radon and urea formaldehyde.

         Hotels. As defined in Recital A; provided that in the event of a Disposition of a Hotel, "Hotels" shall not include the Hotel subject to the Disposition from and after the occurrence thereof.

         Impositions. Collectively, all taxes (including, without limitation, all personal property, sales and use (including sales, rent or occupancy taxes on Rent), single business, gross receipts, transaction, privilege, rent or similar taxes as the same relate to or are imposed upon Lessee, its personal property or its business conducted upon the Leased Property), assessments (including, without limitation, all assessments for public improvements or benefit, whether or not commenced or completed prior to the date hereof and whether or not to be completed within the Term), water, sewer or other rents and charges, excises, tax inspection, authorization and similar fees and all other governmental charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character in respect of the Leased Property or the business conducted thereon by Lessee (including all interest and penalties thereon caused by any failure in payment by Lessee), which at any time prior to, during or with respect to the Term may be assessed or imposed on or with respect to or be a lien upon (a) Lessor's interest in the Leased Property, (b) the Leased Property or any part thereof or any rent therefrom or any estate, right, title or interest therein, or (c) any occupancy, operation, use or possession of, or sales from, or activity conducted on or in connection with the Leased Property or any part thereof or the leasing or use of the Leased Property or any part thereof by Lessee. Notwithstanding the foregoing, Impositions shall not include (1) any Real Estate Taxes on the Leased Property, (2) any personal property taxes on Lessor's personal property, (3) any tax based on net income (whether denominated as an income, franchise or capital stock or other tax) imposed on Lessor or any other Person other than Lessee and Affiliates of Lessee, (4) any net revenue tax of Lessor or any other Person (other than Lessee or an Affiliate of Lessee), (5) all rent under Ground Leases, (6) any tax imposed with respect to the sale, exchange or other disposition by Lessor of any Leased Property or the proceeds thereof, or (7) any single business, gross receipts (other than a tax on any rent received by Lessor from Lessee), transaction, privilege or similar taxes as the same relate to or are imposed upon Lessor, except to the extent that any tax, assessment, tax levy or charge that Lessee is obligated to pay pursuant to the first sentence of this definition, and that is in effect any time during the Term hereof, is totally or partially repealed, and a tax, assessment, tax levy or charge set forth in clauses (1) through (7) is levied, assessed or imposed expressly in lieu thereof.

         Incentive Amount. An annual amount equal to fifteen percent (15%) of the Adjusted Gross Operating Profit up to the Profit Target and twenty five percent (25%) of the Adjusted Gross Operating Profit in excess of the Profit Target.

         Indemnified Environmental Liability.  As defined in Section 8.3.

         Indemnified Party; Indemnitee. Either of a Lessee Indemnified Party or a Lessor Indemnified Party.

         Indemnifying Party. Any party obligated to indemnify an Indemnified Party pursuant to Section 8.3 or Article XXII.

         Insurance Requirements. All terms of any insurance policy required by this Lease or any Legal Requirement, and all requirements of the issuer of any such policy as to such policy and/or the Leased Property.

         Inventory. All inventories, supplies, guest supplies, food and beverage inventory, and consumable merchandise used in connection with the operation of each Facility, but excluding all such items to the extent owned by concessionaires, tenants, subtenants, licensees or other Persons occupying all or a portion of the Leased Property as permitted by this Lease.

         Land.  As defined in Section 1.1(a).

         Lease.  This Lease.

         Leased Improvements; Leased Property.  Each as defined in Section 1.1.

         Legal Requirements. All federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting either the Leased Property or the maintenance, construction, use or alteration thereof (whether by Lessee or otherwise), whether or not hereafter enacted and in force, including (a) all Environmental Laws, and (b) any laws, rules or regulations that may (1) require repairs, modifications or alterations in or to the Leased Property or (2) in any way adversely affect the use and enjoyment thereof; and all permits, licenses and authorizations and regulations relating thereto and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Lessee (other than encumbrances hereafter created by Lessor without the consent of Lessee), at any time in force affecting the Leased Property.

         Lending Institution. Any insurance company, investment banking company, credit company, federally insured commercial or savings bank, national banking association, savings and loan association, employees welfare, pension or retirement fund or system, corporate profit sharing or pension trust, college or university, or real estate investment trust, including any corporation qualified to be treated for federal tax purposes as a real estate investment trust, such trust having a net worth of at least $10,000,000 and REMIC conduit lenders.

         Lessee. The Lessee designated on this Lease and its permitted successors and assigns.

         Lessee Indemnified Party.  Lessee and (i) any Affiliate of Lessee,
(ii) any Person against whom any liability may be asserted as a result of a direct or indirect ownership interest (including a shareholder's interest) in Lessee; (iii) the officers, directors, shareholders, employees, agents (including Lessee's Manager (if any)) and representatives of Lessee; and (iv) the respective heirs, personal representatives, successors and assigns of any of the foregoing Persons.

         Lessee's Personal Property.  As defined in Section 6.2.

         Lessor. The Lessor designated on this Lease and its successors and assigns.

         Lessor Indemnified Party.  Lessor and (i) any Affiliate of Lessor;
(ii) any Person against whom any liability may be asserted as a result of a direct or indirect ownership interest (including an interest as a partner) in Lessor; (iii) the employees, agents and representatives of Lessor and its Affiliates; and (iv) the respective heirs, personal representatives, successors and assigns of any of the foregoing Persons.

         Lessor Tax, Insurance and Cap Ex Obligations.  The following:

                     (i) All items in clauses (1) through (7) of the definition of "Impositions";

                     (ii) Insurance premiums relating to the insurance required under Sections 13.1(a)(iii), (iv), and (v);

                     (iii) Rentals under any leases of real property and rentals under any leases of personal property (other than Lessee's Personal Property); and

                     (iv) The Base FFE Reserve plus one-half percent of Gross Revenues for FFE Reserves.

         Management Agreement.  As defined in Section 22.3.

         Manager. The manager under any management agreement entered into by Lessee Pursuant to Section 22.3.

         Maximum Principal Amount. The highest principal amount for a loan which satisfies the following conditions: (i) the loan to value ratio (i.e. the ratio of the Maximum Principal Amount to the value of the Hotels) is no greater than 54%, and (ii) Cash Flow Available for Debt Service for the most recent full Fiscal Year less the Incentive Amount is at least two hundred percent (200%) of the Deemed Debt Service.
         Merger.  The merger defined in the Merger Agreement.

         Merger Agreement. The Agreement and Plan of Merger dated as of December ___, 1997 among Red Lion Inns Limited Partnership, a Delaware limited partnership, Boykin Lodging Company, an Ohio corporation, and other parties thereto.

         Notice.  A notice given pursuant to Article XXXI.

         Officer's Certificate. A certificate of Lessee in form and substance reasonably acceptable to Lessor signed by the chief operating officer and the chief financial officer or another officer authorized so to sign by the board of directors or by-laws of Lessee, or any other person whose power and authority to act has been authorized by delegation in writing by any such officer.

         Operating Expenses. All reasonable costs and expenses of maintaining, conducting and supervising the operation of the Hotels (which costs and expenses do not include depreciation and amortization except as otherwise provided in this Lease, any Rent payable by Lessee or Lessor either in respect of the Hotels, the Furniture, Fixtures and Equipment, the Operating Supplies, or any part of the foregoing, except as otherwise provided in this Lease, and the costs of any other things specified herein to be done or provided at Lessor's expense) incurred by Lessee (or insurance paid for by Lessor pursuant to Section 13.1 (b)) directly or at Lessor's request pursuant to this Lease or as otherwise specifically provided herein which are properly attributable to the period under consideration under Lessee's system of accounting, including without limitation:

                          (i) The cost of all food and beverage sold or consumed and of all Inventories and Operating Supplies placed in use. For purposes of this provision, Inventories and Operating Supplies shall be considered to have been placed in use when they are transferred from the storerooms of the Hotels to the appropriate operating departments;

                     (ii) Salaries and wages of Hotel personnel, including costs of payroll taxes and employee benefits (which benefits may include, without limitation, a pension plan, medical insurance, life insurance, travel accident insurance and an executive bonus program) and the costs of moving executive personnel, their families and their belongings to the area in which the Hotel is located at the commencement of their employment at the Hotel and all other expenses not otherwise specifically referred to in this section which are referred to as "Administrative and General Expenses" in the Uniform System. Except as herein otherwise expressly provided with respect to employees regularly employed at the Hotels, the salaries or wages of other employees or executives of Lessee or its Manager (if any) shall in no event be Operating Expenses, but they shall be entitled to free room and board and the free use of all Hotel facilities at such times as they visit the Hotels exclusively in connection with the management of the Hotels;

                    (iii) The cost of all other goods and services obtained by Lessee or its Manager (if any) in connection with its operation of the Hotels, including, without limitation, heat and utilities, office supplies and all services performed by third parties, including leasing expenses in connection with telephone and data processing equipment and such other equipment as the parties hereto may agree upon in writing;

                     (iv) The cost of repairs to and maintenance of the Hotels;

                     (v) Insurance premiums for insurance related to Hotel employees and for insurance required to be maintained hereunder. Premiums on policies for more than one year will be prorated over the period of insurance and premiums under blanket policies will be allocated among properties covered;

                     (vi) All taxes, assessments and other charges (other than federal, state or local income taxes and franchise taxes or the equivalent) payable by or assessed against Lessee with respect to the operation of the Hotels, and water and sewer charges. Specifically excluded from this item are all taxes levied or imposed against the Hotels or their contents, such as real and personal property taxes;

                    (vii) Legal and accounting fees for services directly related to the operation of the Hotels;

                   (viii) The costs and expenses of technical consultants and specialized operational experts for specialized services in connection with nonrecurring work on operational, functional, decorating, design or construction problems and activities; and

                     (ix) All expenses for advertising the Hotels and all expenses of sales promotion and public relation activities.

         Operating Supplies. All consumable or expendable items for operation of a Hotel, including without limitation supplies for laundry, housekeeping, food and beverage service, engineering and accounting uses, together with paper supplies and miscellaneous general supply items, as defined in the Uniform System.

         Other Revenues: All gross revenues, receipts and income of any kind (whether on a cash or credit basis) paid, collected or accrued and derived directly or indirectly by Lessee from: (i) gift shop operations; (ii) fees collected from telephone, game room and guest laundry services; and (iii) guaranteed no show reservations, space rentals (excluding banquet and meeting room space rentals), discounts earned, vending machines, valet services, movie services, commissions earned, and swim club memberships, and (iv) all other revenues in connection with the use or operation of the Leased Property and all services or activities provided thereon, including revenue derived from subtenants, concessionaires, and licensees, all as determined in accordance with generally accepted accounting principles. Notwithstanding the previous sentence, Other Revenues shall not include:

                 (a)    Room Revenues as defined herein;

                 (b)    Food and Beverage Revenues as defined above;

                 (c) The amount of any credits, rebates, refunds or adjustments to customers, guests or patrons;

                 (d)      Sales or use taxes;

                 (e)      Interest income;

                 (f) Gratuities paid or payable to Persons other than Lessee or its Affiliate; and

                 (g) Gains from the sale of assets out of the ordinary course of business.

         Overdue Rate. On any date, a rate equal to the Base Rate plus 5% per annum, but in no event greater than the maximum rate then permitted under applicable law.

         Partial Fiscal Year. Any portion of a Fiscal Year which falls during the Term hereof.

         Payment Date. Any due date for the payment of any installment of Rent.

         Percentage Rent.  As defined in Section 3.1(b).

         Person. Any individual, corporation, general or limited partnership, limited liability company, limited liability partnership, stock company or association, joint venture, association, company, trust, bank, trust company, land trust, business trust, or other entity and government and agency and political subdivision thereof.

         Predecessor. Any Person whose liabilities arising under any Environmental Law relating to the Leased Property have or may have been retained or assumed by Lessee, either contractually or by operation of law.

         Primary Intended Use.  As defined in Section 7.2(b).

         Priority Capital Expenditure. A Capital Expenditure that is compelled to be made (i) by an imminent threat to the health or safety of guests or employees of a Hotel, (ii) to comply with and abide by Applicable Laws, (iii) by the terms of subsection 15.2(d), or (iv) in connection with Casualty Restoration pursuant to Article XIV. The following sentence shall be in effect until the earlier of the closing of the merger under the Merger Agreement and December 31, 1998. For purposes of clause (ii) this definition, a Capital Expenditure is "compelled" if it is required to be made to prevent (A) the closing of all or any portion of one or more of the Hotels, (B) the imposition of criminal penalties on Owner, Westboy or Manager, or (C) by order of a governmental authority having jurisdiction over the subject Hotel.

         Proceeding. Any judicial action, suit or proceeding (whether civil or criminal), any administrative proceeding (whether formal or informal), any investigation by a governmental authority or entity (including a grand jury), and any arbitration, mediation or other non- judicial process for dispute resolution.

         Profit Target. The sum of $36,000,000. Upon the Disposition of a Hotel or Hotels, the Profit Target shall be adjusted as follows: the Profit Target existing immediately before such Disposition of a Hotel or Hotels shall be reduced by an amount equal to the product of (x) the Profit Target existing immediately before such Disposition and (y) a fraction, the numerator of which is the Gross Operating Profit less three percent (3%) of Gross Revenues for FFE Reserves for the immediately preceding three calendar years (or such lesser period for which results of operation of the Hotels hereunder are available) for the Hotel or Hotels subject to the Disposition and the denominator of which is the Gross Operating Profit less three percent (3%) of Gross Revenues for FFE Reserves of the Hotels managed under this Agreement immediately before such sale for such period.

         RCRA.  The Resource Conservation and Recovery Act, as amended.

         Real Estate Taxes. All real estate taxes (including any applicable interest and penalties thereon), including general and special assessments, if any, and possessory interest taxes which are imposed upon the Land and/or the Leased Property.

         Release. A "Release" as defined in CERCLA or in any Environmental Law, unless such Release has been properly authorized and permitted in writing by all applicable Environmental Authorities or is allowed by such Environmental Law without authorizations or permits.

         Rent. Collectively, the Base Rent, Percentage Rent and Additional Charges.

         Room Revenues: Gross revenues of all kinds attributable to or payable for the rental of guest rooms and suites at the Hotels, from cash, barter, or credit transactions and computed on an accrual basis (before commissions and discounts for credit cards, prompt or cash payments), including the proceeds of any business interruption insurance or other loss of income insurance attributable to lost revenues for the rental of guest rooms and suites, and excluding only sales or room taxes.

         SARA: The Superfund Amendments and Reauthorization Act of 1985, as amended.

         Shared Priority Capital Expenditure. A Priority Capital Expenditure that (i) is compelled to be made to comply with the Americans with Disabilities Act, as amended, or (ii) arises from installation of a sprinkler system that is compelled to be made by Applicable Law.

         State: The State or Commonwealth of the United States in which a Facility is located.

         Subsidiaries: Corporations in which Lessee owns, directly or indirectly, more than fifty percent (50%) of the voting stock or control, as applicable.

         Taking: A taking or voluntary conveyance during the Term hereof of all or part of any Facility or the Leased Property, or any interest therein or right accruing thereto or use thereof, as the result of, or in settlement of, any Condemnation or other eminent domain proceeding affecting any Facility or the Leased Property whether or not the same shall have actually been commenced.

         Tax Distribution Amount.  As defined in Section 8.4.

         Term:  As defined in Section 1.2.

         TSCA:  The Toxic Substances Control Act, as amended.

         Unavoidable Delay: A delay due to strikes, lock-outs, labor unrest, inability to procure materials, power failure, acts of God, governmental restrictions, enemy action, civil commotion, fire, unavoidable casualty or other causes beyond the control of the party responsible for performing an obligation hereunder, provided that lack of funds shall not be deemed a cause beyond the control of either party hereto unless such lack of funds is caused by the failure of the other party hereto to perform any obligations of such party under this Lease.

         Uneconomic for its Primary Intended Use: A state or condition of any Facility such that in the good faith judgment of Lessor it is uneconomic to operate that Facility for its Primary Intended Use, taking into account, among other relevant factors, the number of usable rooms and projected revenues.

         Uniform System: The "Uniform System of Accounts" as adopted by the American Hotel and Motel Association, as the same may hereafter be revised.

         Unsuitable for its Primary Intended Use: A state or condition of any Facility such that, in the good faith judgment of Lessor, due to casualty damage or loss through Condemnation, that Facility cannot be operated or cannot function as an integrated hotel facility consistent with standards applicable to a well maintained and operated hotel.


                                  ARTICLE III

         3.1 Rent. Lessee will pay to Lessor in lawful money of the United States of America which shall be legal tender for the payment of public and private debts, in immediately available funds, at Lessor's address set forth in
Article XXXI hereof or at such other place or to such other Person, as Lessor from time to time may designate in a Notice, (A) Base Rent and (B) Percentage Rent and (C) Additional Charges, during the Term, as follows:

                 (a) Base Rent: The annual sum of $20,400,000, payable in arrears in equal, consecutive monthly installments, on or before the tenth day of each calendar month of the Term ("Base Rent"); provided, however, that the first monthly payment of Base Rent shall be payable on the Commencement Date and that the first and last monthly payments of Base Rent shall be prorated as to any partial month; and provided, further, that Base Rent shall be increased by increases in CPI as set forth in Subsection (c) below.

                 (b) Percentage Rent: For each Fiscal Year and Partial Fiscal Year during the Term commencing with the Fiscal Year or Partial Fiscal Year ending December 31, 1998, Lessee shall pay percentage rent ("Percentage Rent"), to the extent that such Percentage Rent is in excess of Base Rent for such Fiscal Year or Partial Fiscal Year, in an amount calculated by the following formula:

                 The amount equal to the sum of (i) the Room Revenues Computation for such Fiscal Year or Partial Fiscal Year, plus
                 (ii) the Food and Beverage Revenues Computation for such Fiscal Year or Partial Fiscal Year, plus (iii) the Other Revenues Computation for such Fiscal Year or Partial Fiscal Year (each as defined below and, collectively, the "Revenue Computations").

         For the purpose of this formula:

                          (1) The Room Revenues Computation for the applicable Fiscal Year (or Partial Fiscal Year) is equal to the sum of (A) 31.5% of all amounts above $13,166,000 up to $45,044,000 in Room Revenues for such Fiscal Year or Partial Fiscal Year, (B) 67% of all amounts above $45,044,000 up to $62,367,000 in Room Revenues for such Fiscal Year or Partial Fiscal Year, and (C) 55% of all Room Revenues in excess of $62,367,000 for such Fiscal Year or Partial Fiscal Year (the preceding dollar figures are referred to hereinafter as the "Threshold Amounts"); and

                          (2) The Other Revenues Computation for the applicable Fiscal Year (or Partial Fiscal Year) is equal to 30% of Other Revenues for such Fiscal Year or Partial Fiscal Year; and

                          (3) The Food and Beverage Revenues Computation is equal to 10% of all Food and Beverage Revenues for the applicable Fiscal Year or portion thereof; provided, however, that the Food and Beverage Revenues Computation shall not exceed $3,900,000.

                 (c)      CPI Adjustments to the Threshold Amounts and Base
Rent: For each Fiscal Year of the Term beginning on or after January 1, 1999, the Threshold Amounts and Base Rent shall be adjusted from time to time as follows:

                 If the most recently published Consumer Price Index as of the last day of the last month (the "Comparison Month") of any Fiscal Year is different than the average Consumer Price Index for the 12 month period prior thereto, each of Base Rent and the Threshold Amounts for the next Fiscal Year shall be adjusted by the percentage change in the Consumer Price Index calculated by multiplying the Base Rent and each Threshold Amount by the quotient obtained by dividing the Consumer Price Index for the most recent Comparison Month by the Consumer Price Index for the month which is exactly 12 months prior thereto.

         Adjustments in the Threshold Amounts and Base Rent shall be effective on the first day of the first calendar month of the Fiscal Year to which such adjusted Threshold Amounts apply. In the event of casualty and corresponding payment of rent out of the proceeds of business interruption insurance provided pursuant to Section 13.1(a), the Percentage Rent shall be based upon the higher of (i) actual revenues, (ii) revenues for the same period in the previous Fiscal Year (whether or not during the Term), or (iii) projected revenues used in computing the final insurance settlement.

         3.2 Payment of Percentage Rent. Percentage Rent shall be due and payable quarterly on or before the 30th day after the last day of each quarter during the Term. Additionally, an Officer's Certificate, setting forth the calculation of such rent payment for such quarter, shall be delivered to Lessor quarterly, together with such quarterly Percentage Rent payment after each quarter of each Fiscal Year (or part thereof) during the Term. Such quarterly payment shall be based on the formula set forth in Section 3.1(b), but, in calculating the Revenue Computations for each quarter, gross revenues for the year to date shall be annualized by dividing such sum by the number of months which have passed year to date (including the current month) and multiplying
the result by 12.   The resulting Percentage Rent amount shall be multiplied by the number of months that have passed year-to-date (including the current month) and divided by 12. Payments of Base Rent and Percentage Rent for the year to date shall be subtracted from the result to arrive at the Percentage Rent payment due for that quarter. The Revenue Computations shall be appropriately adjusted to calculate Percentage Rent for partial years. There shall be no reduction in the Base Rent regardless of the result of the Revenue Computations.

         In addition, on or before March 1 of each year, commencing with March 1, 1999, Lessee shall deliver to Lessor an Officer's Certificate reasonably acceptable to Lessor setting forth the computation (based on audited financial statements of Lessee) of the actual Percentage Rent that accrued for each quarter of the Fiscal Year that ended on the immediately preceding December 31 and shall pay to Lessor, with the delivery of the Officer's Certificate, the amount of Percentage Rent due and payable for the Fiscal Year then ended as shown in the Officer's Certificate, if any, that exceeds the amount actually paid as Percentage Rent by Lessee for such Fiscal Year. If the Percentage Rent actually due and payable for such Fiscal Year is shown by such certificate to be less than the amount actually paid as Percentage Rent for the applicable Fiscal Year, Lessor, at its option, shall reimburse such amount to Lessee or credit such amount against the next quarter's Percentage Rent payments; provided, however, that no Event of Default exists.

         Any difference between the annual Percentage Rent due and payable for any Fiscal Year (as shown in the applicable Officer's Certificate) and the total amount of quarterly payments for such Fiscal Year actually paid by Lessee
(i) shall bear interest at the Overdue Rate in the case of an underpayment or
(ii) shall bear interest at the Base Rate in the case of an overpayment, which interest shall accrue from the close of such Fiscal Year until the amount of such difference shall be paid by Lessor to Lessee or Lessee to Lessor or otherwise discharged by credit to Lessee. Any such interest payable to Lessor shall be deemed to be and shall be payable as Additional Charges.

         The obligation to pay Percentage Rent shall survive the expiration or earlier termination of the Term. A final reconciliation, taking into account, among other relevant adjustments, any adjustments which are accrued after such expiration or termination date but which related to Percentage Rent accrued prior to such termination date and Lessee's computation of Percentage Rent due and payable, shall be made not later than 90 days after such expiration or termination date. Within such 90 day period, Lessee shall deliver to Lessor an Officer's Certificate setting forth the final Percentage Rent amount payable to Lessor and payment of the amount due, if any.

         3.3 Confirmation of Percentage Rent. Lessee shall utilize, or cause to be utilized, an accounting system for the Leased Property in accordance with generally accepted accounting principles consistently applied and the Uniform System, that will accurately record all data necessary to compute Percentage Rent, and Lessee shall retain for at least four years after the expiration of each Fiscal Year (and in any event until the reconciliation described in Section 3.2 for such Fiscal Year has been made), reasonably adequate records conforming to such accounting system showing all data necessary to compute Percentage Rent for the applicable Fiscal Years. In the event of a conflict between generally accepted accounting principles and the Uniform System, the Uniform System shall prevail. Lessor (or its accountants or representatives), at its expense (except as provided herein), shall have the right from time to time to audit the information that formed the basis for the data set forth in any Officer's Certificate provided under Section 3.2 and, in connection with such audits, to examine all Lessee's records (including supporting data and sales and excise tax returns) reasonably required to verify Percentage Rent, subject to any prohibitions or limitations on disclosure of any such data under Legal Requirements. If any such audit discloses a deficiency in the payment of Percentage Rent, and either Lessee agrees with the result of such audit or the matter is otherwise determined or compromised, Lessee shall forthwith pay to Lessor the amount of the deficiency, as finally agreed or determined, together with interest calculated at the Overdue Rate from the due date for the last quarterly payment of Percentage Rent for the Fiscal Year to the date of payment thereof; provided, however, that as to any audit that is commenced more than two years after the date Percentage Rent for any Fiscal Year is reported by Lessee to Lessor, the deficiency, if any, with respect to such Percentage Rent, shall bear interest at the Overdue Rate only from the date such determination of deficiency is made unless such deficiency is the result of gross negligence or willful misconduct on the part of Lessee. If any such audit discloses that the Percentage Rent actually due from Lessee for any Fiscal Year exceeds those reported by Lessee by more than two percent, Lessee shall pay the cost of such audit and examination. Any proprietary information obtained by Lessor pursuant to the provisions of this Section shall be treated as confidential, except that such information may be used, subject to appropriate confidentiality safeguards, in any litigation between the parties, and except further that Lessor may disclose such information to prospective lenders or purchasers, their respective attorneys, accountants and other representatives, or pursuant to any Legal Requirements. The obligations of Lessee contained in this Section shall survive the expiration or earlier termination of this Lease.

         3.4 Additional Charges. In addition to the Base Rent and Percentage Rent, (a) Lessee also will pay and discharge as and when due and payable all other amounts, liabilities, obligations, costs and expenses which are provided to be paid by Lessee under this Lease or which are necessary to perform its obligations hereunder and any Management Agreement with respect to the Leased Property, and (b) in the event of any failure on the part of Lessee to timely pay any of those items referred to in clause (a) of this Section 3.4, Lessee also will promptly pay and discharge every fine, penalty, interest and cost that may be added for non-payment or late payment of such items (the items referred to in clauses (a) and (b) of this Section 3.4 being additional rent hereunder and being referred to herein collectively as the "Additional Charges"), and Lessor shall have all legal, equitable and contractual rights, powers and remedies provided either in this Lease or by statute or otherwise in the case of non-payment of the Additional Charges as in the case of non-payment of the Base Rent. If any installment of Base Rent, Percentage Rent or Additional Charges (but only as to those Additional Charges that are payable directly to Lessor) shall not be paid on its due date, Lessee will pay Lessor on demand, as Additional Charges, a late charge (to the extent permitted by law) computed at the Overdue Rate on the amount of such installment, from the due date of such installment to the date of payment thereof. To the extent that Lessee pays any Additional Charges to Lessor pursuant to any requirement of this Lease (which charges are not payable to Lessor), Lessee shall be relieved of its obligation to pay such Additional Charges to the entity to which they would otherwise be due and Lessor shall pay same from monies received from Lessee.

         3.5 Annual Revenue Projections. No later than 45 days prior to the commencement of each Fiscal Year, Lessee shall submit Annual Revenue Projections for such Fiscal Year to Lessor. The Annual Revenue Projections shall be subject to Lessor's prior approval as to form and content and shall be in such form and shall contain such information as Lessee included in its annual revenue projections in accordance with its past practice, and shall, in any event, include the following:

                 (a) Lessee's reasonable estimate of Room and Other Revenues and Food and Beverage Revenues for the Fiscal Year itemized on a monthly basis, as such estimates may be revised or replaced from time to time by Lessee; and

                 (b) A projection of the Percentage Rent payable for such Fiscal Year.

         3.6 Annual Capital Expenditures Budget. Subject to the provisions of Sections 8.1, 9.1 and 18.1(a), Lessor, at its sole expense, shall be responsible for all Capital Expenditures as defined in this Section 3.6 and in accordance with Exhibit F attached hereto and incorporated herein by reference. Not later than 45 days prior to the commencement of each Fiscal Year or Partial Fiscal Year, Lessee shall submit to Lessor, Lessee's proposed Annual Capital Expenditures Budget. The Annual Capital Expenditures Budget (the "Capital Expenditures Budget") shall contain the following:

                 (a) Lessee's estimate of the amounts to be expended during the upcoming Fiscal Year to renew, replace or refurbish FF&E in each Hotel, and a reasonably detailed description of the expenses to be incurred, and Lessee's estimate of the amount that will be expended during the upcoming Fiscal Year on capital repairs, replacements and improvements to the Leased Improvements, together with a reasonably detailed description of the capital repairs, replacements and improvements that will be undertaken. The expenditures referred to in this Section 3.6 are referred to in this Lease as "Capital Expenditures."

                 (b) A capital renewal program showing the major anticipated Capital Expenditures that will be incurred over the ensuing three year and five year periods. If Lessor shall not give its approval to the Annual Capital Expenditures Budget, Lessee shall revise the Annual Capital Expenditures Budget, as may be required to obtain Lessor's consent thereto.

                 If such Capital Expenditure Budget provides for the expenditure of funds in addition to (i) all amounts in the FFE Reserve, (ii) all amounts to be added to the FFE Reserve on a current basis, and (iii) the Excess Capex Fund (as herein defined), such Capital Expenditure Budget, in total, shall be subject to Lessor's approval or disapproval within thirty (30) days after delivery of the Capital Expenditure Budget to Lessor. The sum of the amounts in clauses (i), (ii) and (iii) above is referred to herein as the "Discretionary Capex Fund."

         3.7  Capital Expenditure Reserves.

                 (a) Lessor shall reserve, from Rent hereunder, funds in an amount equal to the Base FFE Reserve (the Base FFE Reserve plus the other amounts to be added to the Base FFE Reserve pursuant to this
         Section 3.7 being referred to herein as the "FFE Reserve") and deposit such funds in an interest bearing account to pay the cost of additions to and replacements of Furniture, Fixtures and Equipment. All proceeds from the sale of Furniture, Fixtures and Equipment owned by Lessor shall be added to the FFE Reserve and deposited in the interest bearing account, and all interest that is earned on funds in the FFE Reserve shall be added to the FFE Reserve. All funds in the FFE Reserve shall be owned by Lessor. Lessee may waive the actual depositing of amounts to be added to the FFE Reserve on an annual basis. Notwithstanding any such waiver, Lessee shall be entitled to budget and expend, and Lessor shall be liable for the payment of, such amounts as if they had been deposited.

                 (b) In addition to the FFE Reserve, from and after June 30, 1998, Lessor shall reserve from rent paid hereunder (but need not, in either case, deposit) funds in an amount equal to one percent (1%) of Gross Revenues for FFE Reserves (the "Additional FFE Reserve") toward the cost of Capital Expenditures. All funds in the Additional FFE Reserve shall be owned by Lessor. Amounts in the Additional FFE Reserve up to the Capex Threshold Amount shall be disbursed only to fund Capital Expenditures that have been approved by Lessor in its sole discretion. Funds in the Additional FFE Reserve in excess of the Capex Threshold Amount ("Excess Capex

         Funds") shall be deposited in and be subject to the same conditions as applicable to the FFE Reserve. If, by reason of the adjustment in the Capex Threshold Amount on any Adjustment Date, the amount of the Excess Capex Funds which are then held in the FFE Reserve are in excess of the amount that would thereafter be required, such surplus shall be disbursed to Lessor to be held by Lessor as a part of the Additional FFE Reserve.

                 (c) If Lessor disapproves of the Capital Expenditure Budget (pursuant to the provisions of Section 3.6), Lessee shall nonetheless have, and is hereby granted, the right and authority to make any expenditures set forth on the disapproved Capital Expenditure Budget and have Lessor pay the cost thereof from the Discretionary Capex Fund.

                 (d) In addition to, and without limiting, the provisions of subsections 3.7(a)-(c), Lessor agrees to spend $10,000,000 prior to June 30, 2000, on Capital Expenditures. Lessor will consult with Lessee, but decisions regarding the nature and timing of such Capital Expenditures and the Hotels involved, whether or not the projects are contemplated by the Capital Expenditure Budget, shall be entirely within the discretion of Lessor. Any portion of said $10,000,000 Capital Expenditure payment which is not spent as of June 30, 2000, shall be deposited in the Discretionary Capex Fund.

                 (e) In the event that a Priority Capital Expenditure is required, the cost of such Priority Capital Expenditure shall be allocated and charged:

                          (1) if the Priority Capital Expenditure is a Shared Priority Capital Expenditure, to the FFE Reserve and the Additional FFE Reserve at a ratio of three to one. If the FFE Reserve is exhausted prior to full payment of such Shared Priority Capital Expenditure, then the balance of such cost ("Balance of Shared Priority Capital Cost") shall be paid for from the Additional FFE Reserve until the Additional FFE Reserve is exhausted, and thereafter such cost shall be paid for by Lessor. Any amounts paid for on account of the Balance of Shared Priority Capital Cost from the Additional FFE Reserve, Lessor shall be reimbursed dollar-for-dollar from future amounts to be added to the FFE Reserve, as they accrue, on a monthly basis;

                          (2) if the Priority Capital Expenditure is not a Shared Priority Capital Expenditure, to the Additional FFE Reserve until the Additional FFE Reserve is exhausted, and thereafter such cost shall be paid for by Lessor.

                 (f) Except as set forth in (a)-(d) above, and in connection with Priority Capital Expenditures, under no circumstances will (i) Lessor be required to make expenditures to maintain, repair or improve any Hotel, or (ii) Lessee be authorized to make any expenditures on behalf of Lessor to maintain, repair or improve any Hotel. Notwithstanding anything in this Lease to the contrary, if Lessor is obligated under this Lease to expend any sums to comply with Applicable Laws (including without limitation, Environmental Laws), Lessor shall have the right, at its expense, to contest such obligation with the appropriate governmental authority or other affected entity or person, but only provided that such contest would not result in (i) the closing of all or any portion of one or more of the Hotels, or (ii) the imposition of criminal penalties on Lessor, Lessee or Manager (if any).

         3.8 Application of Capital Expenditure Funds. Lessee shall be responsible for the implementation of the Capital Expenditure program. The cost of any Capital Expenditure made pursuant to this Lease shall be promptly paid by Lessor within ten days of receipt of a requisition (including appropriate documentation establishing the amounts to be paid in accordance with the Capital Expenditure Budget or such supporting documentation as Lessor may reasonably require) from Lessee from the Discretionary Capex Fund or with Lessor supplied funds, if applicable. Lessor and Lessee shall cooperate in good faith to accomplish such implementation as quickly as practicable in accordance with sound business practices. Except as set forth in Sections 3.6,
3.7 and 3.8 and in connection with Priority Capital Expenditures, under no circumstances will (i) Lessor be required to make expenditures to maintain, repair or improve any Hotel, or (ii) Lessee be authorized to make any expenditures on behalf of Lessor to maintain, repair or improve any Hotel.

         3.9     Agent Method for Purchases of Capital Expenditures.

                 (a) Lessor hereby retains Lessee as an independent contractor on the terms contained in this Lease to act for and on behalf of Lessor as Lessor's agent in connection with the implementation of the Capital Expenditure program for each Facility. Notwithstanding anything in this Lease to the contrary, Lessee may hire an agent (including its Manager (if any)) to perform its duties in connection with the implementation of the Capital Expenditure program for each Facility. Lessee's cost analysis shall be based upon the plans and furnishings set forth in the specifications and other written information agreed to be implemented under the Capital Expenditure Budget. Lessee will be responsible for negotiating purchases of Capital Expenditures on Lessor's behalf. All purchases will be based on Lessee's actual cost, net of trade discounts (including cash discounts, where applicable).

                 (b) Lessor acknowledges and agrees that purchase orders relating to any Capital Expenditure for each Facility will be executed by Lessee as agent for and on behalf of Lessor. Lessor further acknowledges and agrees that Lessee shall have no liability under this Lease or otherwise for payment of the Capital Expenditure or for freight or storage related to the Capital Expenditure provided that no expenditures shall be made except in accordance with the Budget and as provided above. All down payments as well as payment of all vendor invoices are the responsibility and obligation of Lessor. Lessor acknowledges that a delay on the part of Lessor relating to any required deposits or payments can result in delivery delays of the Capital Expenditure. The timing of the making of all purchase orders and delivery schedules will be established by mutual agreement of Lessor and Lessee.

                 (c) Lessee shall not be obligated under any circumstances to (but in its discretion may) use its own funds for the purpose of making down payments (either at the time purchase orders are processed or otherwise) or making progress or final payments to Capital Expenditure vendors. Taxes, warehouse, delivery, redelivery, restocking, installation and similar charge, including but not limited to delivery and storage costs, shall be obligations of Lessor and Lessor agrees to perform such obligations in a timely manner. All vendor invoices shall be addressed to and issued directly to Lessor.

                 (d) Lessor shall designate a representative authorized to act on its behalf with respect to the Leased Property.

                 (e) Lessor agrees to reimburse Lessee for all out-of-pocket expenses (including long distance and messenger fees) incurred by Lessee on behalf of or in connection with the Capital Expenditures for each Facility. All such reimbursements shall be paid monthly as incurred upon receipt of bills or other evidence reasonably satisfactory to Lessor.

                 (f) Lessor shall furnish to Lessee from time to time all information, take such actions and process such draws as may be reasonably requested by Lessee or otherwise required under this Lease in a timely manner as reasonably necessary for the orderly progress of work under this Lease. Lessee shall have no responsibility or be liable in any manner whatsoever for any delay caused by information to be supplied or actions to be taken by Lessor, its agents or other independent contractors working on or at any Facility or caused by Lessor's failure to timely pay vendors.

                 (g) If Lessor desires to change, modify or alter the quantity or specifications of any Capital Expenditure purchased by Lessee in writing, Lessee will endeavor to satisfy any such request. Lessor acknowledges and understands that Lessee's ability to comply with requested changes, modifications or alterations is subject to acceptance and performance on the part of the vendors and supplier with whom Lessee has entered into agreements for and on behalf of Lessor. Lessee assumes no liability or responsibility for its inability to comply with Lessor's request for changes, modifications or alterations under this paragraph.

                 (h) Lessor shall be responsible for and shall pay all applicable sales and use taxes arising as a result of the purchase or use of the Capital Expenditure or Lessor shall deliver appropriate exemption certificates.

                                   ARTICLE IV

         4.1 Payment of Taxes and Impositions. Lessor shall pay the taxes referenced in clause (i) of the definition of "Lessor Tax, Insurance and Cap Ex Obligations." Subject to Article XII relating to permitted contests, Lessee will pay, or cause to be paid, all Impositions before any fine, penalty, interest or cost may be added for non-payment, such payments to be made directly to the taxing or other authorities where feasible, and will promptly furnish to Lessor copies of official receipts or other satisfactory proof evidencing such payments. Lessor and Lessee shall, upon request of the other, provide such data as is maintained by the party to whom the request is made with respect to the Leased Property as may be necessary to prepare any required returns and reports. Lessee shall file all personal property tax returns in such jurisdictions where it is legally required to so file. Lessor, to the extent it possesses the same, and Lessee, to the extent it possesses the same, will provide the other party, upon request, with cost and depreciation records necessary for filing returns for any property so classified as personal property. Where Lessor is legally required to file personal property tax returns, Lessor shall provide Lessee with copies of assessment notices in sufficient time for Lessee to file a protest. Lessee may, upon notice to Lessor, at Lessee's option and at Lessee's sole expense, protest, appeal, or institute such other proceedings (in its or Lessor's name) as Lessee may deem appropriate to effect a reduction of real estate or personal property assessments for those Impositions to be paid by Lessee, and Lessor, at Lessee's expense as aforesaid, shall fully cooperate with Lessee in such protest, appeal, or other action. Lessee hereby agrees to indemnify, defend, and hold harmless Lessor from and against any claims, obligations, and liabilities against or incurred by Lessor in connection with such cooperation, although Lessee is not liable for the amount of any (i) Real Estate Taxes or (ii) personal property taxes attributable to personal property owned by Lessor. Lessor, however, reserves the right to effect any such protest, appeal or other action and, upon notice to Lessee, shall control any such activity, which shall then go forward at Lessor's sole expense. Upon such notice, Lessee, at Lessor's expense, shall cooperate fully with such activities.

         4.2 Utility Charges. Lessee will be solely responsible for obtaining utility services to the Leased Property and will pay, or cause to be paid, all charges for electricity, gas, oil, water, sewer and other utilities attributable to, or used on, under or in the Leased Property during the Term as such charges become due.

         4.3 Insurance Premiums. Lessee will pay or cause to be paid all premiums for the insurance coverages required to be maintained by it under
Article XIII. Lessor shall pay or cause to be paid all premiums for the insurance coverages required to be maintained by it under Article VIII.

                                    ARTICLE V

         No Termination, Abatement, Etc. Except as otherwise specifically provided in this Lease, Lessee, to the extent permitted by law, shall remain bound by this Lease in accordance with its terms and shall neither take any action without the written consent of Lessor to modify, surrender or terminate the same, nor seek nor be entitled to any abatement, deduction, deferment or reduction of the Rent, or setoff against the Rent, nor shall the obligations of Lessee be otherwise affected by reason of (a) any damage to, or destruction of, any Leased Property or any portion thereof from whatever cause or any Taking of the Leased Property or any portion thereof, (b) any claim which Lessee has or might have against Lessor by reason of any default or breach of any warranty by Lessor under this Lease or any other agreement between Lessor and Lessee, or to which Lessor and Lessee are parties, (c) any bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding up or other proceedings affecting Lessor or any assignee or transferee of Lessor,
(d) any lawful or unlawful prohibition of, or restriction upon, Lessee's use of Leased Property or any portion thereof, or interference with such use, or (e) for any other cause whether similar or dissimilar to any of the foregoing including, without limitation, those referred to in Article XXXVII. Lessee hereby specifically waives all rights, arising from any occurrence whatsoever, which may now or hereafter be conferred upon it by law to (1) modify, surrender or terminate this Lease or quit or surrender the Leased Property or any portion thereof, or (2) abate, reduce, suspend or defer Rent or other sums payable by Lessee hereunder, except as otherwise specifically provided in this Lease. The obligations of Lessee hereunder shall be separate and independent covenants and agreements and the Rent and all other sums payable by Lessee hereunder shall continue to be payable in all events unless the obligations to pay the same shall be terminated pursuant to the express provisions of this Lease or by termination of this Lease other than by reason of an Event of Default.


                                   ARTICLE VI

         6.1 Ownership of the Leased Property. Lessee acknowledges that the Leased Property is the property of Lessor or the Ground Lessors under the Ground Leases and that Lessee has only the right to the possession and use of the Leased Property upon the terms and conditions of this Lease.

         6.2 Lessee's Personal Property. Throughout the Term, Lessee will acquire, own, maintain and replace such personal property (other than Capital Expenditures) and Inventory as is required to operate the Leased Property as hotels and, otherwise, in the manner contemplated by this Lease. At all times during the Term, Lessee shall maintain an adequate and customary supply of Inventory. Lessee may (and shall as provided herein below), at its expense, install, affix or assemble or place on any parcels of the Land or in any of the Leased Improvements, any items of personal property (including Inventory) owned by Lessee (collectively, the "Lessee's Personal Property"). Lessee, at the commencement of the Term, and from time to time thereafter, shall provide Lessor with an accurate list of all such items of the Lessee's Personal Property. Lessee may, subject to the conditions set forth in this Section 6.2 and Section 6.3, remove any of Lessee's Personal Property set forth on such list at any time during the Term or upon the expiration or any prior termination of the Term. All of Lessee's Personal Property not removed by Lessee within ten days following the expiration or earlier termination of the Term shall be considered abandoned by Lessee and may be appropriated, sold, destroyed or otherwise disposed of by Lessor without first giving Notice thereof to Lessee, without any payment to Lessee and without any obligation to account therefor. Lessee will, at its expense, restore the Leased Property to the condition required by Section 9.1(b), including repair of all damage to the Leased Property caused by the removal of Lessee's Personal Property, whether effected by Lessee or Lessor. Lessee may make such financing arrangements, title retention agreements, leases or other agreements with respect to the Lessee's Personal Property as it sees fit provided that Lessee first advises Lessor of any such arrangement and such arrangement expressly provides that in the event of Lessee's default thereunder, Lessor may assume Lessee's obligations and rights under such arrangement.

         6.3 Lessor's Lien. To the fullest extent permitted by applicable law, Lessor is granted a lien and security interest on all of Lessee's Personal Property now or hereinafter placed in or upon the Leased Property, and such lien and security interest shall remain attached to Lessee's Personal Property until payment in full of all Rent and satisfaction of all of Lessee's obligations hereunder; provided, however, Lessor shall subordinate its lien and security interest to any purchase money security interest of any non-Affiliate of Lessee which finances such Lessee's Personal Property, the terms and conditions of such subordination to be satisfactory to Lessor in the exercise of reasonable discretion. Lessee shall, upon the request of Lessor, execute such financing statements, estoppel certificates and other documents or instruments reasonably requested by Lessor to perfect the lien and security interests herein granted.

                                   ARTICLE VII

         7.1 Condition of the Leased Property. Lessee acknowledges receipt and delivery of possession of the Leased Property. Lessee has examined and otherwise has knowledge of the condition of the Leased Property and has found the same to be satisfactory for its purposes hereunder. Lessee is leasing the Leased Property "as is," "where is" and with "all faults," in its present condition. Lessee waives any claim or action against Lessor in respect of the condition of the Leased Property. THE LEASED PROPERTY IS DEMISED IN ITS PRESENT CONDITION WITHOUT REPRESENTATION OR WARRANTY (EXPRESSED OR IMPLIED) BY LESSOR AND SUBJECT TO THE RIGHTS OF PARTIES IN POSSESSION AND THE RIGHTS OF THE GROUND LESSORS UNDER THE GROUND LEASES, AND TO THE EXISTING STATE OF TITLE INCLUDING ALL CURRENT AND FUTURE COVENANTS, CONDITIONS, RESTRICTIONS, EASEMENTS, GROUND LEASES AND OTHER MATTERS (NOT LIMITED TO ITEMS OF RECORD) INCLUDING ALL APPLICABLE LEGAL REQUIREMENTS, THE LIEN OF FINANCING INSTRUMENTS, MORTGAGES, DEEDS OF TRUST AND SECURITY DEEDS, AND INCLUDING OTHER MATTERS WHICH WOULD BE DISCLOSED BY AN INSPECTION OF THE LEASED PROPERTY OR BY AN ACCURATE SURVEY THEREOF. LESSOR MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, IN RESPECT OF THE LEASED PROPERTY, OR ANY PART THEREOF, EITHER AS TO ITS FITNESS FOR USE, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE OR OTHERWISE, AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, LATENT OR PATENT, OR AS TO THE TITLE THERETO IT BEING AGREED THAT ALL SUCH RISKS ARE TO BE BORNE BY LESSEE. LESSEE ACKNOWLEDGES THAT THE LEASED PROPERTY HAS BEEN INSPECTED BY LESSEE AND IS SATISFACTORY TO IT. Notwithstanding the foregoing but subject to Section 5.18 of the Merger Agreement, however, to the extent permitted by law, Lessor hereby assigns to Lessee all of Lessor's rights to proceed against any predecessor in title other than Lessee (or an Affiliate of Lessee which conveyed the Leased Property to Lessor) for breaches of warranties or representations or for latent defects in the Leased Property. Lessor shall fully cooperate with Lessee in the prosecution of any such claim, in Lessor's or Lessee's name, all at Lessee's sole cost and expense. Lessee hereby agrees to indemnify, defend and hold harmless Lessor from and against any claims, obligations and liabilities against or incurred by Lessor in connection with such cooperation. All amounts recovered that are attributable to the period after the Term shall belong to Lessor.

         7.2     Use of the Leased Property.

                 (a) Lessee covenants that it will proceed with all due diligence and will exercise its best efforts to obtain and to maintain all license, permits and approvals needed to use and operate the Leased Property and each Facility under applicable local, state and federal law.

                 (b) Lessee shall use or cause to be used the Leased Property only as hotel facilities (including food and beverage operations) consistent with its present use, and for such other uses as may be necessary or incidental to such use or such other use as otherwise approved by Lessor (the "Primary Intended Use"). Lessee shall not use the Leased Property or any portion thereof for any other use without the prior written consent of Lessor, which consent may be granted, denied or conditioned in Lessor's sole discretion. No use shall be made or permitted to be made of the Leased Property, and no acts shall be done, which will cause the cancellation or increase the premium of any insurance policy covering the Leased Property or any part thereof (unless another adequate policy satisfactory to Lessor is available and Lessee pays any premium increase), nor shall Lessee sell or permit to be kept, used or sold in or about the Leased Property any article which may be prohibited by law or fire underwriter's regulations. Lessee shall, at its sole cost, comply with all of the requirements pertaining to the Leased Property of any insurance board, association, organization or company necessary for the maintenance of insurance, as herein provided, covering the Leased Property or any part thereof and Lessee's Personal Property.

                 (c) Subject to the provisions of Articles XIV and XV Lessee covenants and agrees that during the Term it will (1) maintain and operate continuously each Facility as a hotel, (2) keep in full force and effect and comply with all the provisions of any Management Agreement, (3) not terminate or amend any Management Agreement without the consent of Lessor, (4) maintain appropriate certifications and licenses for such use and otherwise comply with all Legal Requirements and (5) seek to maximize the gross revenues generated therefrom consistent with sound business practices.

                 (d) Lessee shall not commit or suffer to be committed any waste on the Leased Property, or any Facility, nor shall Lessee cause or permit any nuisance thereon.

                 (e) Lessee shall neither suffer nor permit the Leased Property or any portion thereof, or Lessee's Personal Property, to be used in such a manner as (1) might reasonably tend to impair Lessor's (or Lessee's, as the case may be) title thereto or to any portion thereof, or (2) may reasonably make possible a claim or claims of adverse usage or adverse possession by the public, as such, or of implied dedication of the Leased Property or any portion thereof, subject to Lessor's prior consent.

                 (f) Lessee shall not use, generate, handle, dispose or store Hazardous Materials on the Leased Property, except in the normal course of operations of the Leased Property as hotel facilities and in compliance with all Environmental Laws.

                 (g) Lessee shall not enter into any collective bargaining agreements with respect to any of the employees at the Leased Property without the prior consent of Lessor, which shall not be unreasonably withheld or delayed, unless required by law.

                 (h) Lessee hereby assumes and agrees to perform all of the obligations of Lessor under all leases in effect at the Leased Property as of the date of commencement of the Term.

                 (i) Lessee represents that, as of the date hereof, its sole business activity consists of, and Lessee covenants that, during the Term hereof, its sole business activity shall consist of the lease and operation of the Leased Property.

         7.3 Lessor to Grant Easements, Etc. Lessor will, from time to time, so long as no Event of Default has occurred and is continuing, at the request of Lessee and at Lessee's cost and expense (but subject to the approval of Lessor, which approval shall not be unreasonably withheld or delayed), (a) grant easements and other rights in the nature of easements with respect to the Leased Property or any part thereof to third parties, (b) release existing easements or other rights in the nature of easements which are for the benefit of the Leased Property or any part thereof, (c) dedicate or transfer unimproved portions of the Leased Property or any part thereof for road, highway or other public purposes, (d) execute petitions to have the Leased Property or any part thereof annexed to any municipal corporation or utility district, (e) execute amendments or additions to any covenants and restrictions affecting the Leased Property or any part thereof and (f) execute and deliver to any Person any instrument appropriate to confirm or effect such grants, releases, dedications, transfers, petitions and amendments (to the extent of its interests in the Leased Property), but only upon delivery to Lessor of an Officer's Certificate stating that such grant, release, dedication, transfer, petition or amendment is beneficial to the proper conduct of the business of Lessee on the Leased Property and does not materially reduce the value of the Leased Property.

                                  ARTICLE VIII

         8.1 Compliance with Legal, Insurance Requirements, Lessor's Insurance and Tax Obligations, Lessee's Net Worth Obligation. Subject to
Article XII relating to permitted contests, Lessee, at its expense, will promptly (a) comply and cause the Leased Property to comply with all applicable Legal Requirements and Insurance Requirements in respect of the use, operation, maintenance, repair and restoration of the Leased Property; provided, however, that Lessor shall be responsible for the cost of compliance with Insurance Requirements presented to Lessor in writing, to the extent set forth in Article XIII, and shall be responsible for all Capital Expenditures to the extent provided in Sections 3.6 and 3.7, unless the need for such Capital Expenditure is the result of Lessee's negligence, misconduct or an Alteration (as defined in Section 10.1) made by or commenced by Lessee other than Alterations contained in the Capital Expenditure Budget, and (b) procure, maintain and comply with all appropriate licenses and other authorizations required for any use of the Leased Property and Lessee's Personal Property then being made, and for the proper erection, installation, operation and maintenance of the Leased Property or any part thereof.

         8.2 Legal Requirements Covenants. Lessee covenants and agrees that the Leased Property and Lessee's Personal Property shall not be used for any unlawful purpose, and that Lessee shall not permit or suffer to exist any unlawful use of the Leased Property by others. Lessee shall acquire and maintain all appropriate licenses, certifications, permits and other authorizations and approvals needed to operate the Leased Property in its customary manner for the Primary Intended Use, and any other lawful use conducted on the Leased Property as may be permitted from time to time hereunder. Lessee further covenants and agrees that Lessee's use of the Leased Property and maintenance, alteration, and operation of the same, and all parts thereof, shall at all times conform to all Legal Requirements, unless the same are finally determined by a court of competent jurisdiction to be unlawful (and Lessee shall cause all sub-tenants, invitees or others to so comply with all Legal Requirements). Lessee may, however, upon prior Notice to Lessor, and subject to the provisions of Article XII, contest the legality or applicability of any such Legal Requirement or any licensure or certification decision if Lessee maintains such action in good faith, with due diligence, without prejudice to Lessor's rights hereunder, and at Lessee's sole expense. If by the terms of any such Legal Requirement compliance therewith pending the prosecution of any such proceeding may legally be delayed without the incurrence of any lien, charge or liability of any kind against any Facility or Lessee's leasehold interest therein, without adversely affecting the continued operation of the Facility and without subjecting Lessee or Lessor to any liability, civil or criminal, for failure so to comply therewith, Lessee may delay compliance therewith until the final determination of such proceeding. If any lien, charge or civil or criminal liability would be incurred by reason of any such delay, Lessee, with the prior written consent of Lessor, which consent shall not be unreasonably withheld, may nonetheless contest as aforesaid and delay as aforesaid provided that such delay would not subject Lessor to criminal liability and Lessee both (a) furnishes to Lessor security reasonably satisfactory to Lessor against any loss or injury to Lessor by reason of such contest or delay and (b) prosecutes the contest with due diligence and in good faith.

         8.3 Environmental Covenants. In addition to, and not in diminution of, Lessee's covenants and undertakings in Sections 8.1 and 8.2 hereof, Lessee covenants and undertakes with Lessor as follows:

                 (a) At all times hereafter until such time as all liabilities, duties or obligations of Lessee to Lessor under the Lease have been satisfied in full, Lessee shall fully comply with all Environmental Laws applicable to the Leased Property and the operations thereon, subject to Lessor's obligation under Section 3.6 and 3.7 to pay for Capital Expenditures (unless the need for such Capital Expenditure is a result of Lessee's negligence, misconduct or an Alteration (as defined in Section 10.1) made by or commenced by Lessee other than Alterations contained in the Capital Expenditure Budget). Lessee agrees to give Lessor prompt written notice of (1) all Environmental Liabilities; (2) all pending, threatened or anticipated Proceedings, and all notices, demands, requests or investigations, relating to any Environmental Liability or relating to the issuance, revocation or change in any Environmental Authorization required for operation of the Leased Property; (3) all Releases at, on, in, under or in any way affecting the Leased Property, or any Release known by Lessee at, on, in or under any property adjacent to or near the Leased Property; and (4) all facts, events or conditions that could reasonably lead to the occurrence of any of the above-referenced matters.

                 (b) Lessor hereby agrees to defend, indemnify and save harmless any and all Lessee Indemnified Parties from and against any and all Environmental Liabilities, in all cases, which were caused by the acts or negligent failures to act of Lessor.

                 (c) Lessee hereby agrees to defend, indemnify and save harmless any and all Lessor Indemnified Parties from and against any and all Environmental Liabilities caused by the acts or negligent failures to act of Lessee. Lessee's responsibility to indemnify Lessor shall survive the termination of this Lease.

                 (d) If any Proceeding is brought against any Indemnified Party in respect of an Environmental Liability with respect to which such Indemnified Party may claim indemnification under either Section 8.3(b) or (c) (an "Indemnified Environmental Liability"), the Indemnifying Party shall at its sole expense resist and defend such Proceeding, or cause the same to be resisted and defended by counsel designated by the Indemnifying Party and approved by the Indemnified Party, which approval shall not be unreasonably withheld; provided, however, that such approval shall not be required in the case of defense by counsel designated by any insurance company undertaking such defense pursuant to any applicable policy of insurance. Each Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel will be at the sole expense of such Indemnified Party unless such counsel has been approved by the Indemnifying Party, which approval shall not be unreasonably withheld. The Indemnifying Party shall not be liable for any settlement of any such Proceeding made without its consent, which shall not be unreasonably withheld, but if settled with the consent of the Indemnifying Party, or if settled without its consent (if its consent shall be unreasonably withheld), or if there be a final, nonappealable judgment for an adversarial party in any such Proceeding, the Indemnifying Party shall indemnify and hold harmless the Indemnified Parties from and against any liabilities incurred by such Indemnified Parties by reason of such settlement or judgment.

                 For purposes of this Section 8.3, all amounts for which any Indemnitee seeks indemnification shall be computed net of (a) any actual income tax benefit resulting therefrom to such Indemnitee, (b) any insurance proceeds received (net of tax effects) with respect thereto, and (c) any amounts recovered (net of tax effects) from any third parties based on claims the Indemnitee has against such third parties which reduce the damages that would otherwise be sustained; provided that in all cases, the timing of the receipt or realization of insurance proceeds or income tax benefits or recoveries from third parties shall be taken into account in determining the amount of reduction of damages. Each Indemnitee agrees to use its reasonable efforts to pursue, or assign to the Indemnifying Party, any claims or rights it may have against any third party which would materially reduce the amount of damages otherwise incurred by such Indemnitee.

                 Notwithstanding anything to the contrary contained in this Lease, if Lessor shall become entitled to the possession of the Leased Property by virtue of the termination of this Lease or repossession of the Leased Property, then Lessor may assign its indemnification rights under this Section
8.3 to any Person to whom Lessor subsequently transfers the Leased Property, subject to the following conditions and limitations, each of which shall be deemed to be incorporated into the terms of such assignment, whether or not specifically referred to therein;

                          (1) The indemnification rights referred to in this section may be assigned only if a known Environmental Liability then exists or if a Proceeding is then pending or, to the knowledge of Lessee or Lessor, then threatened with respect to the Leased Property;

                          (2) Such indemnification rights shall be limited to Indemnified Environmental Liabilities relating to or specifically affecting the Leased Property; and

                          (3) Any assignment of such indemnification rights shall be limited to the immediate transferee of Lessor, and shall not extend to any such transferee's successors or assigns.

                 (e) At any time any Indemnitee has reason to believe circumstances exist which could reasonably result in an Indemnified Environmental Liability, upon reasonable prior written notice to Lessee stating such Indemnitee's basis for such belief, an Indemnitee shall be given immediate access to the applicable portion of the Leased Property (including, but not limited to, the right to enter upon, investigate, drill wells, take soil borings, excavate, monitor, test, cap and use available land for the testing of remedial technologies), Lessee's employees, and to all relevant documents and records regarding the matter as to which a responsibility, liability or obligation is asserted or which is the subject of any Proceeding; provided that such access may be conditioned or restricted as may be reasonably necessary to ensure compliance with Legal Requirements and the safety of personnel and facilities or to protect confidential or privileged information. All Indemnitees requesting such immediate access and cooperation shall endeavor to coordinate such efforts so as to minimize interruption of the operation of the Leased Property as practicable.

         8.4 Net Worth Representations/Covenants. Lessee represents and warrants that as of the date hereof, it has a

Consolidated Net Worth of at least One Million Dollars ($1,000,000) and that such Consolidated Net Worth includes sufficient working capital for the efficient operation of the Leased Property. The parties agree that such Consolidated Net Worth may include that certain One Million Dollar ($1,000,000) Promissory Note, dated as of December 31, 1997, from Boykin Management Company Limited Liability Company to Lessee. Lessee shall retain no less than fifty percent (50%) of Lessee's cumulative After Tax Earnings until Lessee's Consolidated Net Worth is at least equal to Four Million Dollars ($4,000,000). Lessee, either itself or together with its subsidiaries, shall thereafter retain at least such portion of Lessee's After Tax Earnings as is necessary to cause its Consolidated Net Worth to remain at least equal to Four Million Dollars ($4,000,000). Lessee represents and warrants that its sole business purpose shall be to operate as the lessee of the Leased Property.

         "After Tax Earnings," for any period, means the consolidated net income of Lessee and its subsidiaries (determined in accordance with Generally Accepted Accounting Principles ("GAAP") for that period, less the Tax Distribution Amount for that period.

         The "Tax Distribution Amount," for any period, means the combined incremental federal, state and local business, income tax liabilities of Lessee's direct or indirect owners subject to tax (without duplication of amounts) for that period, as reasonably computed by Lessee by using the statutory rates applicable to and computed solely upon the taxable income, gain, loss, deductions and credits of such direct or indirect owners for that period, but no liability so computed may be less than zero.

                                   ARTICLE IX

         9.1     Maintenance and Repair.

                 (a) Subject to Lessor's obligation to make Capital Expenditures under Sections 3.6 and 3.7 and performance of Lessor's obligations under Subsection 9.1(c), Lessee, at its sole expense, shall keep the Leased Property in good order and repair (whether or not the need for such repairs occurred as a result of Lessee's use, any prior use, the elements or the age of the Leased Property, or any portion thereof). Except as otherwise provided in
Section 9.1(b), Article XIV or Article XV, and subject to Lessor's obligation under Sections 3.6 and 3.7 to make Capital Expenditures, Lessee shall, with reasonable promptness, make all necessary and appropriate repairs, replacements, and improvements to the Leased Property of every kind and nature, whether interior or exterior, ordinary or extraordinary, foreseen or unforeseen, or arising by reason of a condition existing prior to the commencement of the Term of this Lease (concealed or otherwise), or required by any governmental agency having jurisdiction over the Leased Property. Lessee, however, shall be permitted upon prior written notice to Lessor to prosecute claims against Lessor's predecessors in title for breach of any representation or warranty or for any latent defects in the Leased Property to be maintained by Lessee unless Lessor is already diligently pursuing or elects to diligently pursue such a claim.
All repairs shall, to the extent reasonably achievable, be at least equivalent in quality to the original work. Lessee will not take or omit to take any action, the taking or omission of which might materially impair the value or the usefulness of the Leased Property or any part thereof for its Primary Intended Use.

                 (b) Lessee shall, upon the expiration or prior termination of the Term, vacate and surrender the Leased Property to Lessor in the condition in which the Leased Property was originally received from Lessor, except as repaired, rebuilt, restored, altered or added to as permitted or required by the provisions of the Lease and except for ordinary wear and tear (subject to the obligation of Lessee to maintain the Leased Property in good order and repair, as provided in Subsection 9.1(a), damage by casualty or Condemnation, and Lessor's obligations under Sections 3.6 and 3.7 with respect to Capital Expenditures.

                 (c) Lessor shall be responsible for and pay for items of a capital nature as defined in Exhibit F and to make Capital Expenditures, all as and to the extent required by and provided in Section 3.6 and 3.7

         9.2 Encroachments, Restrictions, Etc. If, as a result of any act or omission by Lessee, any of the Leased Improvements, at any time, materially encroach upon any property, street or right-of-way adjacent to the Leased Property, or violate the agreements or conditions contained in any lawful restrictive covenant or other agreement affecting the Leased Property, or any part thereof, or impair the rights of others under any easement or right-of-way to which the Leased Property is subject (each of the foregoing conditions being referred to herein as an "Encroachment"), then promptly upon the request of Lessor or at the behest of any person affected by any such encroachment, violation or impairment, Lessee shall, at its expense, subject to its right to contest the existence of any encroachment, violation or impairment and in such case, in the event of an adverse final determination, either (a) obtain valid and effective waivers or settlements of all claims, liabilities and damages resulting from each such encroachment, violation or impairment, whether the same shall affect Lessor or Lessee or (b) subject to prior written consent of Lessor, make such changes in the Leased Improvements, and take such other actions, as Lessee in the good faith exercise of its judgment deems reasonably practicable to remove such encroachment, and to end such violation or impairment, including, if necessary, the alteration of any of the Leased Improvements, and in any event take all such actions as may be necessary in order to be able to continue the operation of the Leased Improvements for the Primary Intended Use substantially in the manner and to the extent that the Leased Improvements were operated prior to the assertion of such violation, impairment or encroachment. If any such alteration is required for any reason other than Lessee's willful misconduct or gross negligence, the cost of such alterations shall be treated as Capital Expenditures and be performed pursuant to Sections 3.6 and 3.7. Any such alteration shall be made in conformity with the applicable requirements of
Article X. Nothing contained herein shall be construed as imposing on Lessee any liability for, or responsibility for remedying the effects of, any Encroachment occurring other than as a result of any willful misconduct or gross negligence of Lessee. Lessee's obligations under this Section 9.2 shall be in addition to and shall in no way discharge or diminish any obligation of any insurer under any policy of title or other insurance held by Lessor.


                                   ARTICLE X

         10.1 Alterations. Lessee shall have the right, but not the obligation, with the prior approval of Lessor (which approval may not be unreasonably withheld) to make additions, modifications or improvements to the Leased Property in connection with the Primary Intended Use (collectively, "Alterations"), provided that such action shall not significantly alter the character or purposes or significantly detract from the value or operating efficiency thereof and shall not impair the revenue-producing capability of the Leased Property or adversely affect the ability of Lessee to comply with the provisions of this Lease; provided, further, that Lessee may, without prior approval of Lessor, make additions, modifications or improvements to the Leased Property in accordance with Sections 3.7, 3.8 and 3.9 or consistent with its maintenance and repair obligations set forth in Section 9.1. As a condition of its approval, Lessor may retain the right to separately approve all plans and specifications related to any additions, modifications or improvements. Lessor may further require Lessee to obtain appropriate completion bonds and to provide for the removal of any improvements upon the termination of this Lease. The cost of such Alterations shall, subject to Lessor's obligations to make Capital Expenditures under this Lease, be paid by Lessee, and all such Alterations shall be included under the terms of this Lease and upon expiration or earlier termination of the Lease shall pass to and become the property of Lessor.

         10.2 Salvage. All materials which are scrapped or removed in connection with the making of repairs or alterations required or permitted by
Article IX or X shall be or become the property of Lessor or Lessee depending on which party is paying for or providing the financing for such work.

         10.3 Joint Use Agreements. Subject to Lessor's prior written approval, Lessee may construct additional improvements that are connected to the Leased Property or any part thereof or share maintenance facilities, heating, ventilation and air conditioning systems or similar apparatus, electrical, plumbing or other systems, utilities, parking or other amenities; provided, that, the parties shall enter into a mutually agreeable cross-easement or joint use agreement to make available necessary services and facilities in connection with such additional improvements, to protect each of their respective interests in the properties affected, and to provide for separate ownership, use, and/or financing of such improvements.


                                   ARTICLE XI

         Liens. Subject to the provision of Article XII relating to permitted contests, Lessee will not directly or indirectly create or allow to remain and will promptly discharge at its expense any lien, encumbrance, attachment, title retention agreement or claim upon the Leased Property or any attachment, levy, claim or encumbrance in respect of the Rent, not including, however, (a) this Lease, (b) the matters, if any, included as exceptions in the title policies insuring Lessor's interest in the Leased Property, (c) restrictions, liens and other encumbrances which are consented to in writing by Lessor or any easements granted pursuant to the provisions of Section 7.3 of this Lease, (d) liens for those items set forth in clauses (1) through (7) of the definition of "Impositions" which Lessee is not required to pay hereunder, (e) subleases permitted by Section 22.1 hereof, (f) liens for Impositions or for sums resulting from noncompliance with Legal Requirements so long as (1) the same are not yet payable or are payable without the addition of any fine or penalty or (2) such liens are in the process of being contested as permitted by Article XII, (g) liens of mechanics, laborers, materialmen, suppliers or vendors for sums either disputed or not yet due provided that (1) the payment of such sums shall not be postponed under any related contract for more than sixty (60) days after the completion of the action giving rise to such lien and such reserve or other appropriate provisions as shall be required by law or generally accepted accounting principles shall have been made therefor or (2) any such liens are in the process of being contested as permitted by Article XII hereof, and (h) any liens which are the responsibility of Lessor pursuant to the provisions of
Article XXXIII of this Lease, or result from Lessor's wrongful failure to pay for Capital Expenditures which Lessor is obligated to pay under Sections 3.6 and 3.7.


                                  ARTICLE XII

         Permitted Contests. Lessee shall have the right to contest the amount or validity of any Imposition to be paid by Lessee or any Legal Requirement or Insurance Requirement or any lien, attachment, levy, encumbrance, charge or claim ("Claims") not otherwise permitted by Article XI, by appropriate legal proceedings in good faith and with due diligence (but this shall not be deemed or construed in any way to relieve, modify or extend Lessee's covenants to pay or its covenants to cause to be paid any such charges at the time and in the manner as in this Article provided), on condition, however, that such legal proceedings shall not operate to relieve Lessee from its obligations hereunder and shall not cause the sale or risk the loss of the Leased Property, or any part thereof, or cause Lessor or Lessee to be in default under any mortgage, deed of trust or security deed encumbering the Leased Property or any interest therein or prevent the normal operation of any of the Facilities. Upon the request of Lessor, Lessee shall either (a) provide a bond or other assurance reasonably satisfactory to Lessor that all Claims which may be assessed against the Leased Property together with interest and penalties, if any, thereon will be paid, (b) deposit within the time otherwise required for payment with a bank or trust company as trustee upon terms reasonably satisfactory to Lessor, as security for the payment of such Claims, money in an amount sufficient to pay the same, together with interest and penalties in connection therewith, as to all Claims which may be assessed against or become a Claim on the Leased Property, or any part thereof, in said legal proceedings, or (c) perform the necessary alterations or repairs required to have the Leased Property comply with the applicable Insurance Requirement or Legal Requirements. Lessee shall furnish Lessor and any lender of Lessor with reasonable evidence of such deposit within five days of the same. Lessor agrees to join in any such proceedings if the same be required to legally prosecute such contest of the validity of such Claims; provided, however, that Lessor shall not thereby be subjected to any liability for the payment of any costs or expenses in connection with any proceedings brought by Lessee; and Lessee covenants to indemnify and save harmless Lessor from any such costs or expenses. Lessee shall be entitled to any refund of any Claims and such charges and penalties or interest thereon which have been paid by Lessee or paid by Lessor and for which Lessor has been fully reimbursed by Lessee. In the event that Lessee fails to pay any Claims when due or to provide the security therefor as provided in this Article and to diligently prosecute any contest of the same, Lessor may, upon ten days advance Notice to Lessee, (i) pay such charges together with any interest and penalties and the same shall be repayable by Lessee to Lessor as Additional Charges at the next Payment Date provided for in this Lease or (ii) commence the work set forth in clause (c) above. Provided, however, that should Lessor reasonably determine that the giving of such Notice would risk loss to the Leased Property or any part thereof or cause damage to Lessor, then Lessor shall give such Notice as is practical under the circumstances. Lessor reserves the right to contest any of the Claims at its expense not pursued by Lessee or which relate to a requirement which is Lessor's obligation under this Lease. Lessor and Lessee agree to cooperate in coordinating the contest of any claims.


                                  ARTICLE XIII

         13.1  General Insurance Requirements.

                 (a) Insurance by Lessee. Subject to Section 13.1(b), Lessee shall, at all times during the term of this Lease maintain insurance coverage on the Leased Property and the business conducted therein substantially similar to that maintained for similar hotels or as required by the Management Agreement (if any). Lessor shall be responsible for the cost and expense of premiums for the insurance in clause (ii) of the definition of "Lessor Tax, Insurance and Cap Ex Obligations." Lessee shall be responsible for the cost and expense of premiums for all other insurance required to be maintained by this Lease. Such insurance, as of the date hereof, shall include:

                          (i) comprehensive general liability insurance which has been endorsed to include premises operations, elevators, independent contractors, blanket contractual, products liability, personal injury (including contractual), broad form property damage, fire legal liability, host liquor liability (including the loss of means of support), liquor liability, innkeepers' liability (including safety deposit box liability) and comprehensive automobile liability including all owned, hired, leased or substituted vehicles, and garagekeepers' legal liability, against the claims for personal and bodily injury or death and property damage occurring upon, in or about any Facility, any adjoining streets and passageways thereof, or otherwise arising under the Management Agreement (if any) or this Lease;

                     (ii) appropriate workers' compensation and employer's liability insurance as shall be required by and be in conformance with the laws of any state where a Facility is located for both Lessee's and Manager's (if any) employees at the Hotels;

                    (iii) insurance against "all risks" of loss or damage, including, to the extent available at reasonable cost, earthquake and flood, available under commercial property insurance policies with licensed insurance companies in amounts not less than the then current full insurable value of each Facility and its contents. As used herein, the term "full insurable value" shall mean the actual replacement cost of each Facility and its contents;

                     (iv) boiler and machinery insurance on boilers, pressure vessels and other machinery including power interruption coverage in amounts equal to or greater than the coverages agreed to by Lessee and Lessor or required under the Management Agreement (if any); and

                          (v) business interruption insurance covering risk of loss due to an insured peril described in Sections 13.1(a)(iii) and 13.2(a)(iv) hereof, including any loss or damage to a Facility, its contents, boiler, pressure vessels or machinery and any resulting damage thereby rendering such Facility premises untenantable or the services to be provided by such Facility unmarketable, causing a loss of business.

                 b.       If the insurance referred to in Section 13.1(a)(iii),
         (iv) and (v) could be obtained by Lessor at lesser premiums and otherwise on terms and conditions more advantageous to Lessor, then Lessor may, upon notice to Lessee, obtain such insurance for its own account. Such notice must be received by Lessee at least sixty (60) days prior to the Commencement Date if it is to become effective on the Commencement Date, or six (6) months prior to the effective date of said insurance following the Commencement Date, as the case may be; provided, however, that Lessee shall in all events, at Lessee's cost and expense, maintain appropriate worker's compensation and employer's liability insurance for Lessee's and Manager's (if any) employees at the Hotels as described in Section 13.1(a)(ii) and provided, further, that if Lessor elects to provide coverage for Lessor's employees (if any) at the Hotels, Lessee shall nevertheless provide the coverage described in
         Section 13.1(a)(ii) for Lessee's and Manager's (if any) employees at the Hotels.

         13.2 Parties Insured, Amount of Coverage, Etc. All insurance policies provided for in Section 13.1 shall include:

                 a. Lessor, Lessee and Lessee's Manager (if any) as parties insured thereunder, as their interests may appear;

                 b. except as otherwise expressly stated herein, such amount of coverage and deductibles as shall be in the greater of amounts (i) as substantially similar to that maintained for similar hotels, (ii) as required by the Management Agreement (if any), or
         (iii) as Lessor shall require to protect Lessor from material risk of being a co-insurer;

                 c. where appropriate, mortgagee endorsements in favor of Approved Mortgagee(s);

                 d. where appropriate (including but not limited to the insurance provided for in Section 13.1(a), the insurer's waiver of subrogation rights against Lessee and Lessee's Manager (if any) for all insurance policies procured by Lessor and the insurer's waiver of subrogation rights against Lessor and Lessee's Manager (if any) for all insurance policies procured by Lessee or its Manager (if any); and

                 e.       a requirement that the insurer provide at least ten
         (10) days' notice of cancellation or material change in the terms and provisions of the policies.

         13.3  Evidence of Insurance, Etc.

                 a. Prior to the effective date of the applicable coverages the party obtaining the insurance coverages under Section
         13.1 shall provide the other party with certified copies of policies for such insurance or certificates of insurance. Prior to the expiration date of all such policies, the party obtaining said insurance shall provide the other party with a binder, certified copies of renewal policies, or certificates of insurance. On the termination of this Lease, there shall be an apportionment of any prepaid transferrable insurance premiums in respect of insurance policies obtained by Lessee pursuant to Section 13.1(a).

                 b. On request, each party shall furnish the other with a schedule of insurance obtained by it under Section 13.1, listing the policy numbers of the insurance obtained, the names of the companies issuing such policies, the names of the parties insured, the amounts and expiration date or dates of such policies and the risks covered thereby.

         13.4 Reports by Lessee. Lessee shall, or shall cause its Manager (if any), to promptly:

                 a. cause to be investigated all accidents and claims for damages relating to the operation and maintenance of any Facility as they become known to Lessee or its Manager (if any), and shall report to Lessor any such incident which is material;

                 b. cause to be investigated all damage to or destruction of any Facility as it becomes known to Lessee or its Manager (if any), and shall report to Lessor any such incident which is material together with the estimated cost of repair thereof; and

                 c. Prepare any and all reports required by any insurance company as the result of an incident mentioned in Sections 13.4(a) and 13.4(b).

         13.5 Review of Limits. All insurance policy limits provided pursuant to this Article XIII shall be reviewed by the Parties each three (3) years following the Commencement Date, or sooner if reasonably requested by either Party, to determine the suitability of such insurance limits in view of exposures reasonably anticipated over the following three (3) years; provided, however, that insurance policy limits may not be reduced to an amount lower than those in effect for similar hotels except by mutual consent of the Parties.

         13.6 Limitation on Scope of Services. Lessee acknowledges that in arranging for insurance coverages under this Article XIII nothing contained herein or therein shall be deemed to constitute a representation or warranty by Lessee or any insurance broker utilized by Lessee with regard to the nature or extent of the insurance coverages which should be considered by Lessor for the ownership of the Hotels, and Lessor is to rely exclusively on its own insurance advisors with regard thereto.


                                  ARTICLE XIV

         14.1 Insurance Proceeds. Subject to the rights of the holder of any Approved Mortgage on the Facilities or any of them, all proceeds payable by reason of any loss or damage to the Leased Property, or any portion thereof, and insured under any policy of insurance required by Article XIII of this Lease shall be paid by the payor to Lessor. If for any reason such proceeds are paid to any Person other than Lessor, the recipient shall surrender all proceeds to Lessor to be held in trust by Lessor in an interest-bearing account (subject to the provisions of Section 14.6 and the rights of holder of such mortgage). The net proceeds shall be made available for reconstruction or repair, as the case may be, of any damage to or destruction of the Leased Property, or any portion thereof, and shall be paid out by Lessor from time to time for the reasonable costs of such reconstruction or repair upon satisfaction of reasonable terms and conditions. Any excess proceeds of insurance remaining after the completion of the restoration or reconstruction of the Leased Property shall be paid to Lessor. If Lessor is not required to, and elects not to, repair and restore, and the Lease is terminated as described in Section 14.2(a), all such insurance proceeds shall be retained by Lessor. All salvage resulting from any risk covered by insurance shall belong to Lessor. Notwithstanding anything in this Lease to the contrary, the proceeds of any business interruption insurance shall be allocated between Lessor, Lessee and Lessee's Manager (if any).

         14.2 Reconstruction in the Event of Damage or Destruction Covered by Insurance.

                 (a) Subject to Section 14.2(b), if all or any part of a Facility shall be damaged or destroyed by a cause for which insurance coverage was required by this Lease to be maintained by Lessee, then Lessor shall (or shall cause Lessee to) repair, restore, replace or rebuild such Facility ("Casualty Restoration") to the extent insurance proceeds are made available to Lessor for restoration as nearly as is reasonably possible to the value, condition and character of such Facility immediately prior to the occurrence of such damage or destruction. Lessor shall cooperate with Lessee in obtaining all insurance proceeds payable on account of such damage or destruction so that the same shall be available to Lessor (subject to the terms of any Approved Mortgage) as the Casualty Restoration progresses.

                 (b) If all or any part of a Facility is damaged or destroyed to such an extent that the estimated cost of the Casualty Restoration exceeds fifty percent (50%) of the total replacement cost (without deduction for depreciation) of such Facility then, if Lessor reasonably concludes that on the basis of the factors existing at the time of such casualty it would be uneconomic to repair and restore the Facility, Lessor shall have the right to terminate this Lease with respect to such Facility by written notice to Lessee given within sixty (60) days of such casualty. If Lessor elects to terminate this Lease with respect to such Facility, Lessor shall pay to Lessee the Casualty Termination Fee with interest on such amount from the date of such casualty to the date of such payment at the rate of interest equal to the Base Rate plus one percent (1%); provided, however, if Lessor determines in its sole discretion that the value of the Facility and all insurance proceeds payable with respect to such casualty will be less than the amount of the termination fee, Lessor may deliver its duly executed, acknowledged and recordable deed to the Facility together with all insurance proceeds paid to Lessor in respect of such casualty (together with an assignment of any unpaid insurance proceeds with respect to such casualty) in full satisfaction of Lessor's obligation to pay the Casualty Termination Fee to Lessee.

                 (c) Lessor must notify Lessee within thirty (30) days of the occurrence of such damage or destruction if Lessor elects to terminate this Lease under this Section.

         14.3 Reconstruction in the Event of Damage or Destruction Not Covered by Insurance. If all or any part of a Facility shall be damaged or destroyed by any cause for which insurance coverage was not required by this Lease to be maintained by Lessee or Lessor, and the estimated cost of the Casualty Restoration exceeds thirty percent (30%) of the total replacement cost (without deduction for depreciation) of such Facility then Lessor may terminate this Lease with respect to such Facility if it elects to do so by written notice to Lessee within thirty (30) days after the occurrence of such damage or destruction.

         14.4 Lessee's Personal Property. All insurance proceeds payable by reason of any loss of or damage to any of Lessee's Personal Property shall be paid to Lessee.

         14.5 Abatement of Rent. In the event of a casualty, except as otherwise provided herein, this Lease shall remain in full force and effect and Lessee's obligation to make rental payments and to pay all other charges required by this Lease (whether through the payment of insurance proceeds to Lessor or otherwise) shall remain unabated.

         14.6 Commencement and Completion of Casualty Restoration. Unless Lessor shall be entitled to terminate this Lease under Section 14.2(b), Lessor shall commence the Casualty Restoration promptly after the occurrence of such damage or destruction and shall complete the same with diligence. If such a right of termination does exist, then the obligation to commence the Casualty Restoration shall be delayed until the earlier of the giving of the applicable notice of termination (in which event the obligation shall not become operative) or the expiration of the applicable notice period (in which event the obligation to commence and complete as provided in this Section 14.6 shall become operative immediately).

         14.7 Waiver. Lessee hereby waives any statutory rights of termination that may arise by reason of any damage or destruction of any Facility that Lessor is obligated to restore or may restore under any of the provisions of this Lease.


                                   ARTICLE XV

         15.1 Parties' Rights and Obligations. If during the Term there is any Condemnation of all or any part of the Leased Property or any interest in this Lease, the rights and obligations of Lessor and Lessee shall be determined by this Article XV.

         15.2  Permanent Taking.

                 (a) In the event of a Taking of an entire Facility, this Lease shall terminate as of the date of such Taking with respect to such Facility.

                 (b) In the event of a Taking of less than the entire portion of a Facility, if Lessee or Lessor reasonably determines that the remaining land and building or buildings, after necessary repairs, cannot economically and feasibly be operated as a hotel as contemplated in this Lease, then either Lessor or Lessee may terminate this Lease with respect to such Facility.

                 (c) Upon any Taking of a Facility, whether or not this Lease is terminated with respect to such Facility, Lessee shall, if applicable law permits, undertake separate proceedings with respect to the determination of its loss resulting from the Taking. If such separate proceedings cannot be undertaken, Lessee shall nonetheless be entitled to a fair and equitable share of the award or other proceeds of the Taking paid to Lessor to the extent of Lessee's loss; provided, however, that Lessor shall receive the entire proceeds attributable to the Taking of all land, the Facility, the Furniture, Fixtures and Equipment, and Capital Improvements.

                 (d) If this Lease is not terminated with respect to a Facility following a partial Taking under this Section 15.2, then this Lease shall remain in full force and effect with respect to the remainder of the Facility so taken, and Lessor shall repair, restore, replace or rebuild the remainder of such Facility to the extent condemnation proceeds are made available to Lessor for such repair, restoration, replacement or rebuilding as nearly as possible to its value, condition and character immediately prior to the Taking.
         Lessor shall commence the work promptly after the date of the Taking and shall complete the same with diligence.

         15.3 Taking for Temporary Use. Subject to Section 15.3(b), in the event of a Taking of all or part of a Facility for temporary use, this Lease shall remain in full force and effect with respect to such Facility, and the following shall be applicable:

                 (a) If the Taking is for a period not extending beyond the term of this Lease, the awards or other proceeds on account of the Taking (including any interest included or paid with respect to such awards or proceeds) other than any portion of such awards or proceeds specifically identified as compensation for alterations or damages to such Facility shall be included in Gross Revenue for FFE Reserves for the Fiscal Year or Years in which received. When and if during the term of this Lease, the period of temporary use shall terminate, Lessee shall, to the extent condemnation proceeds are made available to Lessee for restoration, repair and alterations, make all such restoration, repairs and alterations as shall be necessary to restore such Facility to its condition prior to such Taking for temporary use and shall complete the same with diligence.

                 (b) If the Taking is for a period extending beyond the Term of this Lease as it may be extended, the awards or other proceeds on account of the Taking (including any interest included or paid with respect to such awards or proceeds) other than any portion of such awards or proceeds specifically identified as compensation for alterations or damages to such Facility for the period of the Taking up to the stated expiration of the term of this Lease shall be included in determining Gross Revenue for FFE Reserves for the Fiscal Year or Years in which received, and the remainder of such awards or other proceeds (including interest as aforesaid) shall be paid to Lessor.

                 (c)      Notwithstanding the foregoing provisions of this
         Section 15.3, if during the last five (5) years of this Lease as the Term hereof may be extended by Lessee there should be a temporary taking of all or a part of any Facility which extends for a period of at least thirty-six (36) months, and Lessee concludes in good faith that it would not be economically feasible to operate such Facility as contemplated in this Lease following the temporary taking, then Lessee may elect to terminate this Lease with respect to such Facility as of the Date of Taking by giving written notice to Lessor within thirty
         (30) days thereof, in which event the provisions of Section 15.3(b) shall apply with regard to the proceeds.


                                   ARTICLE XVI

         16.1 Events of Default. If any one or more of the following events (individually, an "Event of Default") occurs:

                 (a) Lessee fails to make payment of the Base Rent when the same becomes due and payable and such condition continues for a period of ten (10) days; or

                 (b) Lessee fails to make payment of Percentage Rent when the same becomes due and payable and such condition continues for a period of ten (10) days; or

                 (c) Lessee fails to observe or perform any other term, covenant or condition of this Lease and such failure is not cured by Lessee within a period of thirty (30) days after receipt by Lessee of Notice thereof from Lessor, unless such failure cannot with due diligence be cured within a period of thirty (30) days, in which case it shall not be deemed an Event of Default if Lessee proceeds promptly and with due diligence to cure the failure and diligently completes the curing thereof; provided, however, in no event shall such cure period extend beyond 180 days after such Notice or such lesser period as may be required by applicable law for the curing thereof; or

                 (d) Lessee shall file a petition in bankruptcy or reorganization for an arrangement pursuant to any federal or state bankruptcy law or any similar federal or state law, or shall be adjudicated a bankrupt or shall make an assignment for the benefit of creditors or shall admit in writing its inability to pay its debts generally as they become due, or if a petition or answer proposing the adjudication of Lessee as a bankrupt or its reorganization pursuant to any federal or state bankruptcy law or any similar federal or state law shall be filed in any court and Lessee shall be adjudicated a bankrupt and such adjudication shall not be vacated or set aside or stayed within sixty (60) days after the entry of an order in respect thereof, or if a receiver of the Lessee or of the whole or substantially all of the assets of the Lessee shall be appointed in any proceeding brought by the Lessee or if any such receiver, trustee or liquidator shall be appointed in any proceeding brought against the Lessee and shall not be vacated or set aside or stayed within sixty (60) days after such appointment; or

                 (e) without Lessor's consent, Lessee is liquidated or dissolved, or begins proceedings toward such liquidation or dissolution, or, in any manner, permits the sale or divestiture of substantially all of its assets; or

                 (f) the estate or interest of Lessee in the Leased Property or any part thereof is voluntarily or involuntarily transferred, assigned, conveyed, levied upon or attached in an proceeding (unless Lessee is contesting such lien or attachment in good faith in accordance with Article XII hereof); or

                 (g) except as a result of damage, destruction or a partial or complete Condemnation, Lessee voluntarily ceases operation of the Leased Property or any part thereof for a period in excess of ten (10) days; or

                 (h) the Management Agreement with respect to each Facility on the Leased Premises is terminated by the Manager as a result of any action or failure to act by the Lessee or any Person with whom the Lessee contracts for management services at any Facility; or

                 (i) after the Merger, an Event of Default shall occur under any Percentage Lease (other than this Lease) between Lessor and Lessee (but not including affiliates of Lessee); or

                 (j) Lessee shall breach the terms of Article 18, Section 22.1, or Section 23.2;

then, and in any such event, Lessor may, so long as such Event of Default continues, exercise one or more remedies available to it herein or at law or in equity including, but not limited to, its right to terminate this Lease by giving Lessee the shortest Notice of such termination permitted by law.

         If litigation is commenced with respect to any alleged default under this Lease, the prevailing party in such litigation shall receive, in addition to its damages incurred, such sum as the court shall determine as its reasonable attorneys' fees, and all costs and expenses incurred in connection therewith.

         No Event of Default (other than a failure to make a payment of money) shall be deemed to exist under clause (c) during any time the curing thereof is prevented by an Unavoidable Delay, provided that upon the cessation of such Unavoidable Delay, Lessee remedies such default or Event of Default without further delay.

         16.2 Remedies.

                 (a) If any one or more Events of Default shall occur and be continuing, then Lessor shall have the right, in addition to all other rights or remedies available at law or in equity, at its election:

                 (i) To give Lessee written notice of Lessor's intention to terminate this Lease on the earliest date permitted by law or on any later date specified in such notice, in which case Lessee's right to possession of the Leased Property shall cease and this Lease will be terminated on such date, except as to liability of Lessee expressly, stated herein to survive the termination of this Lease, including, without limitation, liability pursuant to
Section 16.2(d); or

                 (ii) Without further demand or notice, to reenter and take possession of the Leased Property or any part of the Leased Property, repossess the same, expel Lessee and those claiming through or under Lessee, and remove the effects of both or either, using such force for such purposes as may be lawful and necessary, without being liable for prosecution, without being deemed guilty of any manner of trespass, and without prejudice to any remedies for arrears or future payments of Base Rent, Percentage Rent, Additional Charges or other amounts payable under this Lease or as a result of any preceding breach of covenants or conditions; or

                 (iii) To cure any Event of Default and to charge Lessee for the cost of effecting such cure, including, without limitation, reasonable attorneys' fees and interest on the amount so advanced at the Overdue Rate, provided that Lessor shall have no obligation to cure any such Event of Default.

                 (b) Should Lessor elect to reenter as provided in Section 16.2(a)(ii), or should Lessor take possession pursuant to legal proceedings or pursuant to any notice provided by law while an Event of Default is continuing, Lessor may, from time to time, without terminating this Lease, relet the Leased Property or any part of the Leased Property in Lessor's or Lessee's name, but for the account of Lessee, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term of this Lease) and on such conditions and upon such other terms (which may include concessions of free rent and alteration and repair of the Leased Improvements) as Lessor, in its reasonable discretion, may determine and Lessor may collect and receive the rent. No such reentry or taking possession of the Leased Property by Lessor will be construed as an election on Lessor's part to terminate this Lease unless a written notice of such intention is given to Lessee. No notice from Lessor under this Article 16 or under a forcible or unlawful entry and detainer statute or similar law will constitute an election by Lessor to terminate this Lease unless such notice specifically so states. Lessor reserves the right, following any such reentry or reletting, to exercise its right to terminate this Lease by giving Lessee such written notice, in which event this Lease will terminate as specified in such notice.

                 (c) In the event that Lessor does not elect to terminate this Lease as permitted in Section 16.2(a)(i), but elects instead to take possession as provided in Section 16.2(a)(ii), Lessee shall pay to Lessor Base Rent, Percentage Rent, Additional Charges and other sums as provided in this Lease which would be payable under this Lease if such repossession had not occurred, less the net proceeds, if any, of any reletting of the Leased Property, after deducting all of Lessor's expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, attorneys' fees, expenses of employees, alteration and repair costs and expenses of preparation for such reletting. If, in connection with any reletting, the new lease term extends beyond the existing Term of this Lease, or the premises covered by such new lease include other premises not part of the Leased Property, a fair apportionment of the rent received from such reletting and the expenses incurred in connection with such reletting as provided in this Paragraph will be made in determining the net proceeds from such reletting, and any rent concessions will be equally apportioned over the term of the new lease. Lessee shall pay such rent and other sums to Lessor monthly on the date on which the Base Rent and Additional Charges, and, in the case of Percentage Rent, quarterly on the day on which Percentage Rent would have been payable under this Lease if possession had not been retaken, and Lessor shall be entitled to receive such rent and other sums from Lessee on each such day.

                 (d) If an Event of Default has occurred and this Lease is terminated by Lessor, Lessee shall remain liable to Lessor for damages in an amount equal to Base Rent, Percentage Rent, Additional Charges and other amounts which would have been owing by Lessee for the balance of the Term of this Lease had this Lease not been terminated, less the net proceeds, if any, of any reletting of the Leased Property by Lessor subsequent to such termination, after deducting all of Lessor's expenses in connection with such reletting, including, but without limitation, the expenses enumerated in
Section 16.2(c) (which expenses, if the reletting is for a term that will extend beyond the existing Term, will be apportioned as described in Section 16.2(c)). Lessor shall be entitled to collect such damages from Lessee monthly on the day on which Base Rent or Additional Charges, and quarterly on the day on which Percentage Rent, would have been payable under this Lease if this Lease had not been terminated, and Lessor shall be entitled to receive such Base Rent and other amounts from Lessee on each such day. Alternatively, at the option of Lessor, in the event this Lease is so terminated, Lessor shall be entitled to recover against Lessee as damages for loss of the bargain and not as a penalty:

                 (i) The worth at the time of award of the unpaid Base Rent and Percentage Rent which had been earned at the time of termination;

                 (ii) The worth at the time of award of the amount, if any, by which the unpaid Base Rent, Percentage Rent and all Additional Charges which would have been earned after termination until the time of award exceeds the amount of rental loss that Lessee proves could have been reasonably avoided;

                 (iii) The worth at the time of award of the amount, if any, by which the unpaid Base Rent, Percentage Rent and Additional Charges for the balance of the Term (had the same not been so terminated by Lessor) after the time of award exceeds the amount of such rental loss during such period that Lessee proves could be reasonably avoided; and

                 (iv) Any other amount necessary to compensate Lessor for all the detriment proximately caused by Lessee's failure to perform its obligations under this Lease or which in the ordinary course of events would be likely to result therefrom.

The "worth at the time of award" of the amounts referred to in clauses (i) and
(ii) above shall be computed by adding interest from the date of termination until the time of the award computed at the Overdue Rate on the date on which this Lease is terminated. The worth at the time of award of the amount referred to in Clause (iii) above shall be computed by using a discount rate of the Federal Reserve Bank of New York at the time of the award plus one percent (1%).

                 (e) Percentage Rent for the purposes of this Section 16.2 shall be a sum equal to (i) the average of the annual amounts of the Percentage Rent for the three (3) Fiscal Years immediately preceding the Fiscal Year in which the termination, re-entry or repossession takes place, or (ii) if three
(3) Fiscal Years shall not have elapsed, the average of the Percentage Rent during the preceding Fiscal Years during which the Lease was in effect, or
(iii) if one (1) Fiscal Year has not elapsed, the amount derived by analyzing the Percentage Rent from the effective date of this Lease.

                 (f) Any suit or suits for the recovery of the amounts and damages set forth in Sections 16.2(c) or (d) may be brought by Lessor, from time to time, at Lessor's election, and nothing in this Lease will be deemed to require Lessor to await the date upon which this Lease or the Term of this Lease would have expired had there occurred no Event of Default. Each right and remedy provided for in this Lease as a result of the occurrence of a default is cumulative and is in addition to every other right or remedy provided for in this Lease or now or after the date of the commencement of the Term existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Lessor of any one or more of the rights or remedies provided for in this Lease or now or after the date of the commencement of the Term existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by Lessor of any or all other rights or remedies provided for in this Lease or now or after the date of the commencement of the Term existing at law or in equity or by statute or otherwise. All costs incurred by Lessor in collecting any amounts and damages owing by Lessee pursuant to the provisions of this Lease or to enforce any provision of this Lease, including, but not limited to, reasonable attorneys' fees and related costs, whether or not one or more actions are commenced by Lessor, shall also be recoverable by Lessor from Lessee.

                 (g) Lessor shall have no obligation to mitigate damage following the occurrence of an Event of Default.

         16.3 Waiver. Lessee hereby waives, to the extent permitted by applicable law, (a) any right to a trial by jury in the event of summary or other proceedings to enforce the remedies set forth in this Article 16; (b) the benefit of any laws now or hereafter in force exempting property from liability for rent or for debt; (c) any equity of redemption; and (d) except as provided herein, any presentations, demands for payment or for performance, or notice of non-performance. If this Lease is terminated pursuant to Section 16.1, Lessee waives, to the extent permitted by applicable law, (i) any right to a trial by jury in the event of summary proceedings to enforce the remedies set forth in this Article XVI, and (ii) the benefit of any laws now or hereafter in force exempting property from liability for rent or for debt and Lessor waives any right to "pierce the corporate veil" (included limited liability resulting from LLC status) of Lessee other than to the extent funds shall have been inappropriately paid any Affiliate of Lessee following a default resulting in an Event of Default.

         16.4 Application of Funds. Any payments received by Lessor under any of the provisions of this Lease during the existence or continuance of any Event of Default shall, to the extent permitted by applicable law, be applied to Lessee's obligations in the order that Lessor may determine, at Lessor's discretion.

         16.5 Surrender. If an Event of Default occurs (and the event giving rise to such Event of Default has not been cured within the curative period relating thereto as set forth in Section 16.1) and is continuing, whether or not this Lease has been terminated pursuant to Section 16.1, Lessee shall, if requested by Lessor to do so, immediately surrender to Lessor the Leased Property including, without limitation, any and all books, records, files, licenses, permits and keys relating thereto, and quit the same and Lessor may enter upon and repossess the Leased Property by reasonable force, summary proceedings, ejectment or otherwise, and may remove Lessee and all other persons and any and all personal property from the Leased Property, subject to rights of any hotel guests and to any requirement of law. Lessee hereby waives any and all requirements of applicable law for service of notice to reenter the Leased Property. Lessor shall be under no obligation to, but may if it so chooses, relet the Leased Property or any part thereof or otherwise mitigate Lessor's damages.

                                  ARTICLE XVII

         Exculpation. In the event of (a) a sale or transfer of all or any part of the Leased Property (by operation of law or otherwise), (b) the making of a lease of all or substantially all of the Leased Property or (c) a sale or transfer (by operation of law or otherwise) of the leasehold estate under any such lease, (i) the seller, transferor or lessor, as the case may be, shall be and hereby is automatically and entirely released and discharged, from and after the date of such sale, transfer or lease, of all liability in respect of the performance of any of the terms of this Lease on the part of Lessor thereafter to be performed and (ii) the term "Lessor" shall thereafter mean only the purchaser, transferee or lessee, as the case may be, and the covenants and agreements of Lessor shall thereafter be binding upon such purchaser, transferee or lessee.

                 Lessee shall look solely to Lessor's estate and interest in the Leased Property for the satisfaction of any right of Lessee for the collection of a judgment or other judicial process or arbitration award requiring the payment of money by Lessor, and no other property or assets of Lessor. Lessor's agents, incorporators, subscribers, shareholders, officers, directors, members, partners, principals (disclosed or undisclosed) and affiliates, whether directly or through Lessor or through any receiver, assignee, trustee in bankruptcy or through anyone else, shall not be subject to levy, lien, execution, attachment, or other enforcement procedure for the satisfaction of Lessee's rights and remedies under or with respect to or arising from or in connection with this Lease.


                                  ARTICLE XVIII

         18.1 Certain Covenants to Protect REIT and MLP Status. As a material inducement to Lessor to enter into this Lease, Lessee agrees that:

                 (a) Personal Property Limitation. Anything contained in this Lease to the contrary notwithstanding, the average of the adjusted tax bases of the items of personal property that are leased to Lessee under this Lease at the beginning and at the end of any Fiscal Year shall not exceed fifteen percent (15%) of the average of the aggregate adjusted tax bases of the Leased Property at the beginning and at the end of such Fiscal Year. If such an event would occur, Lessee shall purchase personal property items from Lessor or from third parties (instead of Lessor purchasing such items), as appropriate, and the parties shall arrive at an appropriate adjustment of Rent by negotiating in good faith or by using arbitrators or appraisers, if necessary. This Section 18.1(a) is intended to ensure that the Rent qualifies as "rents from real property," within the meaning of Section 856(d) of the Code, or any similar or successor provisions thereto, and shall be interpreted in a manner consistent with such intent.

                 (b) Sublease Rent Limitation. Anything contained in this Lease to the contrary notwithstanding, Lessee shall not sublet the Leased Property on any basis such that the rental to be paid by the sublessee thereunder would be based, in whole or in part, on either (i) the income or profits derived by the business activities of the sublessee, or (ii) any other formula such that any portion of the Rent would fail to qualify as "rents from real property" within the meaning of Section 856(d) of the Code, or any similar or successor provisions thereto.

         18.2 Sublease Lessee Limitation. Anything contained in this Lease to the contrary notwithstanding, Lessee shall not sublease the Leased Property to any Person in which Lessor or the direct or indirect owner of Lessor owns, directly or indirectly, a ten percent (10%) or more interest, within the meaning of Section 856(d)(2)(B) of the Code (or, if applicable, a five percent (5%) or more interest as set forth in Section 7704 of the Code), or any similar or successor provisions thereto.

         18.3 Lessee Ownership Limitation. Anything contained in this Lease to the contrary notwithstanding, neither Lessee or an Affiliate of Lessee shall acquire, directly or indirectly, a ten percent (10%) or more interest in Lessor or the direct or indirect owner of Lessor, within the meaning of Section 856(d)(2)(B) of the Code (or, if applicable, a five percent (5%) or more interest as set forth in Section 7704 of the Code), nor any similar or successor provisions thereto.


                                   ARTICLE XIX

         Holding Over. If Lessee for any reason remains in possession of the Leased Property or any part thereof after the expiration or earlier termination of the Term, such possession shall be as a tenant at sufferance during which time Lessee shall pay as rental each month the aggregate of one hundred five percent (105%) of (a) one-twelfth (1/12th) of the aggregate Base Rent and Percentage Rent payable with respect to the last Fiscal Year of the Term, (b) all Additional Charges accruing during the applicable month and (c) all other sums, if any, payable by Lessee under this Lease with respect to the Leased Property. During such period,

Lessee shall be obligated to perform and observe all of the terms, covenants and conditions of this Lease, but shall have no rights hereunder other than the right, to the extent given by law to tenants at sufferance, to continued occupancy and use of the Leased Property. Nothing contained herein shall constitute the consent, express or implied, of Lessor to the holding over of Lessee after the expiration or earlier termination of this Lease.


                                   ARTICLE XX

         Risk of Loss. During the Term, the risk of loss or of decrease in the enjoyment and beneficial use of the Leased Property or any part thereof in consequences of the damage or destruction thereof by fire, the elements, casualties, thefts, riots, wars or otherwise, or in consequences of foreclosures, attachments, levies or executions is retained by Lessor, and, in the absence of negligence, misconduct or breach of this Lease by Lessee, Lessee shall in no event be answerable or accountable therefor.


                                   ARTICLE XXI

         Indemnification. Notwithstanding the existence of any insurance provided for in Article XIII, and without regard to the policy limits of any such insurance, Lessee will protect, indemnify, hold harmless and defend any Lessor Indemnified Party from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses), to the extent permitted by law, imposed upon or incurred by or asserted against any Lessor Indemnified Party by reason of: (a) any accident, injury to or death of persons or loss of or damage to property occurring on or about the Leased Property or adjoining sidewalks, including without limitation any claims under liquor liability, "dram shop" or similar laws, (b) any past, present or future use, misuse, non-use, condition, management, maintenance or repair of the Leased Property or Lessee's Personal Property or negligence by Lessee, its agents, invitees, employees or guests, or any other person other than Lessor, or any litigation, proceeding or claim by governmental entities or other third parties to which Lessor is made a party or participant related to such use, misuse, non-use, condition, management, maintenance, or repair thereof by Lessee, including Lessee's failure to perform obligations (other than Condemnation proceedings),
(c) any Impositions, (d) any failure on the part of Lessee to perform or comply with any of the terms of this Lease, (e) the nonperformance of any of the terms and provisions of any and all existing and future subleases of the Leased Property or any portion thereof to be performed by the landlord thereunder, (f) the sale of or consumption of alcoholic beverages on or in the Leased Property, and (g) claims of Manager. Any amounts that become payable by Lessee under this Article shall be paid within ten (10) days after demand therefor by Lessor, and if not timely paid, shall bear a late charge (to the extent permitted by law) at the Overdue Rate from the expiration of such ten (10) day period to the date of payment.
Lessee, at its expense, shall contest, resist and defend any such claim, action or proceeding asserted or instituted against any Lessor Indemnified Party or may compromise or otherwise dispose of the same as Lessee sees fit; provided, that prior to any compromise or disposition, all Lessor Indemnified Parties involved therein are Released from all liability. Nothing herein shall be construed as indemnifying any Lessor Indemnified Party against its own grossly negligent acts or omissions or willful misconduct.

                 Lessor shall indemnify and hold any Lessee Indemnified Party from and against any and all liabilities, losses, interest, damages, costs or expenses (including, without limitation, reasonable attorneys' fees) assessed against, levied upon or collected from any Lessee Indemnified Party arising out of the negligence, misconduct or breach of this Lease by Lessor.

                 Lessee's and Lessor's liability under the provisions of this Article shall survive any termination of this Lease.


                                  ARTICLE XXII

         22.1 Subletting and Assignment. Except as expressly permitted herein, Lessee shall not mortgage, assign, sublet, or otherwise transfer its interest in the Facility and, subject to the provisions of Article XVIII and
Section 22.2 and any other express conditions or limitations set forth herein, Lessee may, but only with the prior written consent of Lessor, which may be granted or withheld in Lessor's sole and absolute discretion, assign this Lease or sublet all or any part of the Leased Property; provided, however, Lessee may sublet any retail or restaurant portion of the Leased Improvements, without prior written consent of Lessor, in the normal course of the Primary Intended Use; provided, further, that any subletting to any party other than an Affiliate of Lessee shall not individually as to any one such subletting, or in the aggregate, materially diminish the actual or potential Rent payable under this Lease. In the case of a subletting, the sublessee shall comply with the provisions of Section 22.2, and in the case of an assignment, the assignee shall assume in writing and agree to keep and perform all of the terms of this Lease on the part of Lessee to be kept and performed and shall be, and become, jointly and severally liable with Lessee for the performance thereof. An original counterpart of each such sublease and assignment and assumption, duly executed by Lessee and such sublessee or assignee, as the case may be, in form and substance satisfactory to Lessor, shall be delivered promptly to Lessor.
In case of either an assignment or subletting made during the Term, Lessee shall remain primarily liable, as principal rather than as surety, for the prompt payment of the Rent and for the performance and observance of all of the covenants and conditions to be performed by Lessee hereunder. Notwithstanding anything in this Lease to the contrary, Lessee will not enter into any lease that violates Section 18.1(b).

         22.2 Attornment. Lessee shall insert in each sublease that is entered into after the Commencement Date and permitted under Section 22.1 provisions to the effect that (a) such sublease is subject and subordinate to all of the terms and provisions of this Lease and to the rights of Lessor hereunder, (b) if this Lease terminates before the expiration of such sublease, the sublessee thereunder will attorn to Lessor and waive any right the sublessee may have to terminate the sublease or to surrender possession thereunder as a result of the termination of this Lease, and (c) in the event this Lease terminates, Lessor shall not disturb any sublessee who entered into a sublease pursuant to this Lease. All rentals received from the sublessee by Lessor or Lessor's assignees, if any, as the case may be, shall be credited against the amounts owing by Lessee under this Lease.

         22.3 Management Agreement. Notwithstanding anything contained in this Article XXII to the contrary, Lessee may enter into any agreement ("Management Agreement") with any third party to assign responsibility for the management and/or operation of all or any part of the Leased Property, including any retail or restaurant portion of the Leased Improvements; provided, that the Manager must subordinate payment of all compensation and other remuneration (including, without limitation, franchise, royalty, management and other fees and charges) payable under the Management Agreement or otherwise in connection with the operation of the Leased Property to all Rent and Additional Charges payable under this Lease for such Fiscal Year or Partial Fiscal Year, unless otherwise agreed to in writing by Lessor. Notwithstanding the above, Lessee shall remain primarily liable, as principal rather than as surety, for the prompt payment of the Rent and for the performance and observance of all of the covenants and conditions to be performed by Lessee hereunder.

                                 ARTICLE XXIII

     23.1 Officers' Certificates; Financial Statements; Lessor's Estoppel Certificates and Covenants.

                 (a) At any time and from time to time upon not less than twenty (20) days Notice by Lessor, Lessee will furnish to Lessor an Officer's Certificate certifying that this Lease is unmodified and in full force and effect (or that this Lease is in full force and effect as modified and setting forth the modifications), the date to which the Rent has been paid, whether to the knowledge of Lessee there is any existing default or Event of Default hereunder by Lessor or Lessee, and such other information as may be reasonably requested by Lessor or Lessor's lender. Any such certificate furnished pursuant to this Article may be relied upon by Lessor, any lender and any prospective purchaser of the Leased Property.

                 (b)      Lessee will furnish the following statements to
Lessor:

                          (1) on or before the twentieth (20th) day of each month, a detailed profit and loss statement for the Leased Property detailed by Facility for the preceding month, a balance sheet for the Leased Property detailed by Facility as of the end of the preceding month, and a detailed accounting of revenues for the Leased Property detailed by Facility for the preceding month, and such other information as may be requested by Lessor or required by Lessor's lender, each in form acceptable to Lessor; and

                          (2) the most recent Consolidated Financials of Lessee within thirty (30) days after each quarter of any Fiscal Year (or, in the case of the final quarter in any Fiscal Year, the most recent Audited Consolidated Financials of Lessee within sixty (60) days after such final quarter; and

                          (3) any financial statements received by Lessee from Lessee's Manager.

                 (c) At any time and from time to time upon not less than twenty (20) days notice by Lessee, Lessor will furnish to Lessee or to any person designated by Lessee an estoppel certificate certifying that this Lease is unmodified and in full force and effect (or that this Lease is in full force and effect as modified and setting forth the modifications), the date to which Rent has been paid, whether to the knowledge of Lessor there is any existing default or Event of Default on

Lessee's part hereunder, and such other information as may be reasonably requested by Lessee.

         23.2 Lessee's Financial Covenants. Lessee shall not make any distributions to its members, except in the amount necessary for such members or their direct or indirect owners to pay their respective federal, state and local income taxes to the extent such taxes are allocable to Lessee's taxable income and reportable as such on such members' tax returns, until such time as Lessee has fully complied with the terms and provisions of Section 8.4. Lessee shall not incur any indebtedness (other than ordinary trade payables) unless required (i) to pay Rent, (ii) to maintain and repair the Leased Property in accordance with Article IX, or (iii) to make Alterations in accordance with
Article X, provided that Lessee shall thereafter retire such indebtedness prior to making any dividend payments to its shareholders except to the extent needed to pay federal, state or local income tax on their respective shares of Lessee's taxable income.


                                  ARTICLE XXIV

         Books and Records; Lessor's Right to Inspect. Lessee shall keep full and adequate books of account and other records reflecting the results of operation of each Facility on an accrual basis, all in accordance with the Uniform System and generally accepted accounting principles. The books of account and all other records relating to or reflecting the operation of each Facility shall be kept either at the Facility or at Lessee's offices in Cleveland, Ohio, and shall be available to Lessor and its representatives and its auditors or accountants, at all reasonable times for examination, audit, inspection and transcription, provided that any such examination, audit, inspection or transcription shall be (i) at Lessor's expense, (ii) performed during normal business hours, and (iii) limited in scope and content to the Leased Property. All of such books and records pertaining to each Facility including, without limitation, books of account, guest records and front office records, at all times shall be the property of Lessee but shall not be removed from the Facility or Lessee's offices by Lessee without Lessor approval.

                 Lessee shall permit Lessor and its authorized representatives as frequently as reasonably requested by Lessor to inspect the Leased Property and Lessee's accounts and records pertaining thereto and make copies thereof, during usual business hours upon reasonable advance notice, subject only to any business confidentiality requirements reasonably requested by Lessee.

                                   ARTICLE XXV

         No Waiver. No failure by Lessor or Lessee to insist upon the strict performance of any term hereof or to exercise any right, power or remedy consequent upon a breach thereof, and no acceptance of full or partial payment of Rent during the continuance of any such breach, shall constitute a waiver of any such breach or of any such term. To the extent permitted by law, no waiver of any breach shall affect or alter this Lease, which shall continue in full force and effect with respect to any other then existing or subsequent breach.


                                  ARTICLE XXVI

         Remedies Cumulative. To the extent permitted by law, each legal, equitable or contractual right, power and remedy of Lessor or Lessee now or hereafter provided either in this Lease or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power and remedy and the exercise or beginning of the exercise by Lessor or Lessee of any one or more of such rights, powers and remedies shall not preclude the simultaneous or subsequent exercise by Lessor or Lessee of any or all of such other rights, powers and remedies.


                                  ARTICLE XXVII

         Acceptance of Surrender. No surrender to Lessor of this Lease or of the Leased Property or any part thereof, or of any interest therein, shall be valid or effective unless agreed to and accepted in writing by Lessor and no act by Lessor or any representative or agent of Lessor, other than such a written acceptance by Lessor, shall constitute an acceptance of any such surrender.


                                 ARTICLE XXVIII

         No Merger of Title. There shall be no merger of this Lease or of the leasehold estate created hereby by reason of the fact that the same person or entity may acquire, own or hold, directly or indirectly: (a) this Lease or the leasehold estate created hereby or any interest in this Lease or such leasehold estate and (b) the fee estate in the Leased Property.

                                  ARTICLE XXIX

         Intentionally Omitted.


                                   ARTICLE XXX

         Quiet Enjoyment. So long as Lessee pays all Rent as the same becomes due and complies with all of the terms of this Lease and performs its obligations hereunder, in each case within the applicable grace periods, if any, Lessee shall peaceably and quietly have, hold and enjoy the Leased Property for the Term hereof, free of any claim or other action by Lessor or anyone claiming by, through or under Lessor, but subject to all liens and encumbrances of record of the date hereof or hereafter consented to by Lessee or provided for herein and subject to the Ground Leases and Approved Mortgages. Notwithstanding the foregoing, Lessee shall have the right by separate and independent action to pursue any claim it may have against Lessor as a result of a breach by Lessor of the covenant of quiet enjoyment contained in this Section.

                                  ARTICLE XXXI

         Notices. All notices, demands, requests, consents, approvals and other communications ("Notice" or "Notices") hereunder shall be in writing and personally served, mailed (by registered or certified mail, return receipt requested and postage prepaid) or sent by facsimile transmission, addressed to Lessor at Red Lion Inns Limited Partnership, c/o Red Lion Hotels, Inc., 410 North 44th Street, Suite 700, Phoenix, Arizona 85008 with a copy to, prior to March 1, 1998, 50 Public Square, Suite 1500, Cleveland, Ohio 44113, Attention:
Robert W. Boykin, and after March 1, 1998, Guildhall Building, 45 West Prospect Avenue, Suite 1500, Cleveland, Ohio 44115, Attention: Robert W. Boykin, and addressed to Lessee, prior to March 1, 1998, at 50 Public Square, Suite 1500, Cleveland, Ohio 44113, Attention: Ronald A. Cook, and from and after March 1, 1998, Guildhall Building, 45 West Prospect Avenue, Suite 1500, Cleveland, Ohio 44115, Attention: Ronald A. Cook, or to such other address or addresses as either party may hereafter designate. Notice by personal delivery or facsimile transmission shall be effective upon receipt, and Notice given by mail shall be complete at the time of deposit in the U.S. Mail system, but any prescribed period of Notice and any right or duty to do any act or make any response within any prescribed period or on a date certain after the service of such Notice given by mail shall be extended five days.

                                  ARTICLE XXXII

         32.1  Authorization to Mortgage Hotels.  Except as set forth in this
Section 32.1, Lessor shall have no right to place any mortgage, deed of trust, lien or other encumbrance on the Leased Property.

      (a) Approved Mortgages. Lessee hereby consents to and approves the Existing Indebtedness and the Existing Mortgages. Lessor shall have the right to grant to any subsequent lender lending funds to Lessor, a lien or encumbrance on all or any part of the Lessor's right, title and interest in and to this Agreement (collectively the "Collateral"); provided, however that either (i) the aggregate principal amount of all loans secured by the Collateral does not exceed, One Hundred and Twenty Million and No/100 Dollars ($120,000,000.00) and the loans are not cross-defaulted or cross-collateralized with any other obligations (the parties hereby agree that if any Hotel is sold by Lessor, such $120,000,000 limitation shall be reduced by the amount of debt allocated to the Hotel that is sold), (ii) such loan has been approved in writing by Lessee, which consent shall not be unreasonably withheld provided that (A) the loan-to-value ratio is no greater than fifty-four percent (54%),
(B) the Cash Flow Available For Debt Service for the most recent Fiscal Year less the Incentive Amount is at least two hundred percent (200%) of the scheduled debt service for such new loan, (C) the new loan is otherwise on ordinary and normal terms for the type of lender making such loan, and (D) the loan is not cross-defaulted or cross-collateralized with any other obligation (and the parties hereby agree that if any Hotel is sold by Lessor, the permissible principal amount of the loan qualifying under this subsection (ii) shall be reduced by the amount of the debt allocated to the Hotel that is sold), or (iii) the loan is secured by a lien or encumbrance ("Nondisturbance Mortgage") and the lender lending funds to Lessor executes a nondisturbance agreement ("Nondisturbance Agreement"), in form reasonably acceptable to Lessee and Manager (if any), in favor of Lessee and its Manager (if any) (any mortgage, deed of trust or other encumbrance securing a loan meeting the criteria set forth in (i), (ii) or (iii) above is herein referred to as an "Approved Mortgage"). If Lessor has not delivered to Lessee a commitment for the refinancing of the loan secured by the Existing Mortgage or any loan secured by an Approved Mortgage within 60 days of the scheduled maturity of such loan, Lessee shall have the right, on behalf of Lessor, to seek such a commitment and to place such a loan, on arms length terms with an institutional lender regularly making real property secured loans, in an amount equal to the then outstanding principal balance of the existing loan together with reasonable closing costs, including any commitment fee. Lessor shall execute any and all documents reasonably requested by Lessee in connection with such placement of a new loan. Any mortgage securing such a loan obtained by Lessee on behalf of Lessor shall be an Approved Mortgage. Lessee shall have no obligation to place such a loan on behalf of Lessor.

      (b) Debt shall be allocated to the Hotels initially as allocated under the Existing Mortgages. If, after the Commencement Date, Owner obtains appraisals (from an independent appraiser which is reputable and experienced in appraising hotel values) of the value of the Hotels for use in connection with an Approved Mortgage (other than a Nondisturbance Mortgage), then the debt shall be allocated according to the values set forth in such appraisals. If, after the Commencement Date, Owner places any Approved Mortgage (other than a Nondisturbance Mortgage) on the Hotels and no appraisals are obtained, then the debt shall be allocated by the ratio of the Gross Operating Profit generated by such Hotel for the most recently completed full Fiscal Year, to the Gross Operating Profit generated by all Hotels for such Fiscal Year, multiplied by the principal amount of the Approved Mortgage(s). If Owner places a Nondisturbance Mortgage with respect to which appraisals are obtained, then the debt shall be allocated to the Hotels by allocating the Maximum Principal Amount according to (or in proportion to, if the debt is in excess of the Maximum Principal Amount) the values set forth in such appraisals; if appraisals are not obtained, then the debt shall be allocated to the Hotels by the ratio of the Gross Operating Profit generated by such Hotel for the most recently completed full Fiscal Year, to the Gross Operating Profit generated by all Hotels for such Fiscal Year, multiplied by the Maximum Principal Amount.

                 (c) Lessee agrees, at the election of the holder of any interest superior to this Lease pursuant to the terms hereof (Holder") to fully and completely attorn to, from time to time, and to recognize Holder or any person, or such person's successors or assigns, who acquires the interest of Lessor under this Lease as Lessee's lessor under this Lease (collectively, "Successor Landlord") upon the then executory terms of this Lease. The foregoing provisions of this paragraph shall inure to the benefit of any such Successor Landlord, shall apply notwithstanding that, as a matter of law, the Lease may automatically terminate, shall be self-operative upon any such demand, and no further instrument shall be required to give effect to said provisions. Lessee, however, upon demand of any such Successor Landlord agrees to execute, from time to time, leases or any instruments to evidence and confirm the provisions of this paragraph, satisfactory to Lessor or any such Successor Landlord. Upon such attornment and the acceptance thereof in writing by such Successor Landlord, this Lease shall continue.

                 (d)      Subordination.   Lessee agrees that this Lease shall
be subject and subordinate to any Approved Mortgage.

                 (e) Rights of Mortgagee. If Lessor or any Approved Mortgagee shall have furnished to Lessee the name and address of such Approved Mortgagee, then so long as any Facility, or any part thereof or any interest therein, shall be subject to the Approved Mortgage, the following shall be applicable:

                 1. Lessee shall, simultaneously with the giving to Lessor of any Notice of default of this Lease, send a copy of such Notice to such Approved Mortgagee in the manner provided in Article XXXI for the giving of Notices, and no Notice of default given by Lessee to Lessor shall be effective unless a copy of such Notice shall have been sent as herein provided.

                 2. If, under Section 32.3, a default by Lessor shall have occurred, Lessee shall not be entitled to terminate this Lease so long as no other default shall have occurred and be continuing (other than those which are being cured as provided for in this Lease), if within thirty (30) days after Lessee has given to Approved Mortgagee the Notice of Termination, such Approved Mortgagee shall cure such default respecting the payment of money, or, for any other default, shall within such thirty (30) day period, commence and thereafter proceed with diligence and good faith to cure such other default.

                 3. Upon reasonable advance notice from such Approved Mortgagee, Lessee shall accord to it and its agents the right to enter upon any part of the Leased Property at any reasonable time during the term of this Lease for the purpose of examining, inspecting or making extracts from the books and records of any Facility.

                 4. If such Approved Mortgagee or any person or entity shall become the owner of any Facility as a result of any foreclosure or a bona fide conveyance in lieu of foreclosure, Lessee shall have no right or power to terminate this Lease, and shall recognize such Approved Mortgagee or such other person or entity as Lessor hereunder to the same extent as though it or they had been Lessor hereunder as of the execution of this Lease; provided, however, that such Approved Mortgagee or such other person or entity shall agree in writing with Lessee to be bound by the terms and provisions of this Lease to the same extent as if such Approved Mortgagee or such other person or entity had been an original Party hereto.

                 (f) Estoppel Certificates. Lessee agrees, at any time and from time to time, upon not less than fifteen (15) days prior written notice by Lessor or an Approved Mortgagee, to execute, acknowledge and deliver to Lessor or such Approved Mortgagee a statement in writing certifying that this Lease has not been modified and is in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and specifying the modifications) and stating whether or not, to the best knowledge of Lessee, there exists any default by Lessor under this Lease, and if so, specifying each such default of which Lessee may have knowledge. Upon similar notice, Lessee shall be entitled to a similar certificate from Lessor.

         32.2 Lessee's Right to Cure. Subject to the provisions of Section 32.3, if Lessor breaches any covenant to be performed by it under this Lease, Lessee, after Notice to and demand upon Lessor, within waiving or releasing any obligation hereunder, and in addition to all other remedies available to Lessee, may (but shall be under no obligation at any time thereafter to) make such payment or perform such act for the account and at the expense of Lessor. All sums so paid by Lessee and all costs and expenses (including, without limitation, reasonable attorneys' fees) so incurred, together with interest thereon at the Overdue Rate from the date on which such sums or expenses are paid or incurred by Lessee, shall be paid by Lessor to Lessee on demand or, following (i) entry of a final, nonappealable judgment against Lessor for such sums and (ii) all Approved Mortgages are satisfied, may be offset by Lessee against the Base Rent payments next accruing or coming due. The rights of Lessee hereunder to cure and to secure payment from Lessor in accordance with this Section 32.2 shall survive the termination of this Lease with respect to the Leased Property.

         32.3 Breach by Lessor. It shall be a breach of this Lease if Lessor fails to observe or perform any term, covenant or condition of this Lease on its part to be performed and such failure continues for a period of thirty (30) days after Notice thereof from Lessee, unless such failure cannot with due diligence be cured within a period of thirty (30) days, in which case such failure shall not be deemed to continue if Lessor, within such thirty (30) day period, proceeds promptly and with due diligence to cure the failure and diligently completes the curing thereof. The time within which Lessor shall be obligated to cure any such failure also shall be subject to extension of time due to the occurrence of any Unavoidable Delay.

         32.4 Lessee's Cooperation. In connection with the termination of this Lease due to the expiration of the Term or otherwise, Lessee shall cooperate with Lessor in transferring possession of the Leased Property to Lessor or a new tenant, including, without limitation, cooperating with the transfer of any licenses or permits necessary for the operation of any Facility.


                                 ARTICLE XXXIII

         33.1 Miscellaneous. Anything contained in this Lease to the contrary notwithstanding, all claims against, and liabilities of, Lessee or Lessor arising prior to any date of termination of this Lease shall survive such termination. If any term or provision of this Lease or any application thereof is invalid or unenforceable, the remainder of this Lease and any other application of such term or provision shall not be affected thereby. If any late charges or any interest rate provided for in any provision of this Lease are based upon a rate in excess of the maximum rate permitted by applicable law, the parties agree that such charges shall be fixed at the maximum permissible rate. Neither this Lease nor any provision hereof may be changed, waived, discharged or terminated except by a written instrument in recordable form signed by Lessor and Lessee. All the terms and provisions of this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The headings in this Lease are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. This Lease shall be governed by and construed in accordance with the laws of the State, but not including its conflicts of laws rules.

         33.2 Transition Procedures. Upon the expiration or termination of the Term of this Lease, for whatever reason, Lessor and Lessee shall do the following (and the provisions of this Section 33.2 shall survive the expiration or termination of this Lease until they have been fully performed) and, in general, shall cooperate in good faith to effect an orderly transition of the management of each Facility.

                 (a) Transfer of Licenses. Upon the expiration or earlier termination of the Term, Lessee shall use its reasonable efforts (i) to transfer to Lessor or Lessor's nominee, to the extent assignable or transferable, any liquor licenses, and all other licenses, operating permits and other governmental authorizations and all contracts, including contracts with governmental or quasi-governmental entities, that may be necessary for the operation of any Facility (collectively, "Licenses"), or (ii) if such transfer is prohibited by law or Lessor otherwise elects, to cooperate with Lessor or Lessor's nominee in connection with the processing by Lessor or Lessor's nominee of any applications for all Licenses; provided, in either case, except in the case of a termination resulting from an Event of Default by Lessee, that the costs and expenses of any such transfer or the processing of any such application shall be paid by Lessor or Lessor's nominee.

                 (b) Leases and Concessions. Lessee shall assign to Lessor or Lessor's nominee simultaneously with the termination of this Lease, and the assignee shall assume any and all subleases and concession agreements in effect with respect to any Facility.

                 (c) Books and Records. Any and all books, records files and keys for any Facility kept by Lessee pursuant to this Lease or otherwise shall be delivered promptly to Lessor or Lessor's nominee, simultaneously with the termination of this Agreement, but such books and records shall thereafter be available to Lessee at all reasonable times at Lessee's expense for inspection, audit, examination, and transcription for a period of three (3) years and Lessee may retain (on a confidential basis) copies or computer records thereof.

                 (d) Transition Adjustments. Lessee shall pay all accounts payable and accrued expenses relating to the Leased Property as of the date of termination of this Lease, to the extent such accounts payable and accrued expenses are required to be paid by Lessee under this Lease, and Lessee shall be entitled to receive and retain all accounts receivable, and an amount equal to all prepaid expenses paid by Lessee, as of the date of this termination. All advance bookings deposits and credits shall be paid to Lessor.

                 (e) The provisions of this Section 33.2 shall survive the termination or expiration of this Lease.

         33.3 Change of Franchise. Lessee may change the existing franchise covering each Facility with the prior written consent of Lessor, which consent may be withheld in the sole and absolute discretion of Lessor.

         33.4 Waiver of Presentment, Etc. Lessee waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance and waives all notices of the existence, creation or incurring of new or additional obligations, except as expressly granted herein.

                                  ARTICLE XXXIV

         Memorandum of Lease. Lessor and Lessee shall promptly upon the request of either enter into a short form memorandum of this Lease, in form suitable for recording under the laws of the State in which reference to this Lease, and all options contained herein, shall be made. Lessee shall pay all costs and expenses of recording such memorandum of this Lease.


                                  ARTICLE XXXV

         35.1 Springfield Ground Lease Premises. Lessee understands that under the Ground Lease dated June 1, 1973 between Charles F. Larson, Jr., as lessor (the "Springfield Lessor"), and James McClory, as lessee (the "Springfield Ground Lease"), Lessor leases a parcel of unimproved land (the "Springfield Leased Land") which abuts on the east the Hotel located in Springfield, Oregon (the "Springfield Hotel") and which is used primarily as the main access to the Springfield Hotel from Gateway Street. Lessee further understands that under the terms of the Springfield Ground Lease, Lessor may not have the right to sublease the Springfield Leased Land to Lessee without first obtaining the prior written consent of the Springfield Lessor. Lessor shall use best efforts from and after the date hereof to obtain the written consent of the Springfield Lessor to the subletting of Springfield Leased Land pursuant to the terms of this Lease (the "Consent"). Lessee agrees to cooperate with Lessor in Lessor's efforts to obtain the Consent and, in connection therewith, to provide the Springfield Lessor with such information concerning Lessee as the Springfield Lessor may reasonably require. If on the date of this Lease Lessor has not obtained the Consent, then the following provisions shall apply:

                 (a) Notwithstanding anything to the contrary set forth in this Lease, including, without limitation, Section 1.1, Exhibit B attached hereto and Exhibit G attached hereto, until and unless the Consent has been obtained, the Springfield Leased Land shall not be included in or be part of the Land or the Leased Property, and shall not be subleased by Lessor to Lessee pursuant to the terms of this Lease.

                 (b) If Lessor has not obtained the Consent on or before February 2, 1998, then Lessor and Lessee shall negotiate in good faith to determine the reduction, if any, that should be made in the Base Rent and the Percentage Rent formulas set forth in this Lease so that they constitute Fair Market REIT Rent after taking into account the fact that the Springfield Leased Land does not constitute part of the Land or the Leased Premises; and if Lessor and Lessee have not agreed upon such reduction on or before February 27, 1998, then the determination shall be made by appraisal as provided in Section 1.2.

                 (c) If Lessor obtains the Consent, then from and after the date of the Consent, and without any further act on the part of Lessor or Lessee, the Springfield Leased Land shall become part of the Land and the Leased Premises and shall be subleased by Lessor to Lessee pursuant to the terms of this Lease. If and when the Consent is obtained by Lessor, (i) any negotiation or appraisal shall be in progress pursuant to Subsection 35.1(b) above, such negotiation or appraisal shall be terminated or (ii) any reduction in the Base Rent and Percentage Rent formulas shall have been agreed to or determined pursuant to subsection 35.1(c), such reduction shall cease to be effective as of the date of the Consent.

         35.2 Termination of Sublease of Springfield Leased Land. If the Consent is obtained, so that the Lease constitutes, in part, a sublease of the Springfield Leased Land, then notwithstanding anything to the contrary set forth in Section 1.2, the sublease of the Springfield Leased Land effected by this Lease shall terminate and expire twenty-four (24) hours prior to the date on which the Springfield Ground Lease terminates. Upon such termination, the provisions of subsection 35.1(c) shall become applicable, except that Lessor and Lessee shall commence their negotiations on the date of such termination and resort shall be had to appraisal If Lessor and Lessee have not reached agreement within thirty (30) days thereafter.

                                  ARTICLE XXXVI

         Lessor's Option to Terminate Lease with Respect to Hotel upon Sale of a Facility. In the event Lessor enters into a bona fide contract to sell any Facility, Lessor may terminate this Lease with respect to each such Facility by giving not less than thirty (30) days prior Notice to Lessee of Lessor's election to terminate this Lease with respect to each such Facility effective upon the closing under such contract. In the event a closing under such contract does not occur, this Lease shall continue to be in full force and effect as to each such Facility. Effective upon such closing, this Lease shall terminate and be of no further force and effect as to any obligations of the parties existing as of such date relating to each such Facility. As compensation for the early termination of its leasehold estate under this
Article XXXVI, Lessor shall, within ninety (90) days of such closing, pay to Lessee the Fair Market Value of the Leasehold Estate.

         IN WITNESS WHEREOF, the parties have executed this Lease under seal by their duly authorized officers as of the date first above written.

                                             "LESSOR"

                                             RED LION INNS OPERATING L.P.
                                             By: Red Lion Properties, Inc.,
                                                 Its General Partner


                                             By: /s/ Anupam Narayan
                                                --------------------------------
                                             Title:  VP/Sec./Treas.
                                                   -----------------------------


                                             "LESSEE"

                                             WESTBOY LLC

                                             By: Boykin Management Company
                                                 Limited Liability Company,
                                             Its Sole Member

                                             By: /s/ Ronnie A. Cook
                                                --------------------------------
                                             Title:  President
                                                   -----------------------------

STATE OF __________       )
                          )  SS:
COUNTY OF _________       )

The foregoing instrument was acknowledged before me this ___________ day of ________________________, 1997, by _________________________ as
____________________________ of ___________________________, a _____________
_______________________________.

                 My commission expires: ______________________.


                                                  ______________________________
                                                  Notary Public



STATE OF __________       )
                          )  SS:
COUNTY OF _________       )

                 The foregoing instrument was acknowledged before me this _____ day of ____________, 1997, by _________________ as _______________ of
___________________________, a _____________ _______________________________.

                 My commission expires: ______________________.


                                                  ______________________________
                                                  Notary Public

                                    Exhibit A

                                 LIST OF HOTELS

Doubletree Hotel Bellevue Center
818-112th Avenue NE
Bellevue, Washington

Doubletree Hotel Riverside
29th & Chinden Blvd.
Boise, Idaho

Doubletree Hotel Colorado Springs - World Arena
1775 E. Cheyenne Mountain Blvd.
Colorado Springs, Colorado

Doubletree Hotel Omaha Downtown
1616 Dodge Street
Omaha, Nebraska

Doubletree Hotel Portland Downtown
310 SW Lincoln
Portland, Oregon

Doubletree Hotel Sacramento
2001 Point West Way
Sacramento, California

Doubletree Hotel Spokane Valley
I-90 at Sullivan Road
Spokane, Washington

Doubletree Hotel Eugene/Springfield
3280 Gateway Road
Springfield, Oregon

Doubletree Hotel Yakima Valley
1507 North First Street
Yakima, Washington

Doubletree Hotel Lloyd Center
1000 N.E. Multnomah
Portland, Oregon